Exhibit 4.2

Execution Version

TILRAY BRANDS, INC.

and

Computershare Trust Company, N.A.

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 31, 2023

5.20% Convertible Senior Notes due 2027

-i-

TABLE OF CONTENTS
(continued)

Exhibits

Exhibit A: Form of Note	A-1

Exhibit B: Form of Global Note Legend	B-1

-ii-

THIS FIRST SUPPLEMENTAL INDENTURE, dated as of May 31, 2023 (the “Supplemental Indenture”), to the Indenture, dated as of May 31, 2023 (the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), between Tilray Brands, Inc., a Delaware corporation, as issuer (the “Company”) and Computershare Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

WHEREAS, Sections 2.01, 2.02 and 9.01(g) of the Base Indenture authorizes the Company to execute a supplemental indenture thereto to set forth the terms and other provisions of any new series of Securities;

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the establishment of a new series of Securities to be titled the Company’s “5.20% Convertible Senior Notes due 2027” (the “Notes”), and has duly authorized the issuance of Notes initially in an aggregate principal amount not to exceed $150,000,000 (as increased by an amount equal to the aggregate principal amount of any Notes issued pursuant to the exercise of the Shoe Option by the Underwriters);

WHEREAS, in order to provide the terms and conditions of the Notes, the Company has duly authorized the execution and delivery of this Supplemental Indenture; and

WHEREAS, all acts and things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as provided in the Indenture, the valid, binding and legal obligations of the Company, and the Indenture a valid agreement according to its terms, have been done and performed, and the execution of this Supplemental Indenture and the issuance under the Indenture of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, that in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time (except as otherwise provided in the Indenture) as follows:

Article 1
DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. Definitions.

Except as otherwise expressly provided herein, capitalized terms used in this Supplemental Indenture and not otherwise defined in this Supplemental Indenture have the meanings assigned to them in the Base Indenture. The terms defined in this Section 1.01 (except as otherwise expressly provided or unless the context otherwise requires) will apply for all purposes of the Indenture (and any further supplement thereto) as it relates to the Notes. The terms defined in this Section 1.01 will be deemed, for purposes of the Notes, to supersede the definitions of the same terms in the Base Indenture, if applicable.

“Affiliate” has the meaning set forth in Rule 144 under the Securities Act as in effect on the date of this Supplemental Indenture.

“Authorized Denomination” means, with respect to a Note, a principal amount thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof.

“Bankruptcy Law” means Title 11, United States Code, or any similar U.S. federal or state or non-U.S. law for the relief of debtors.

“Board of Directors” means the board of directors of the Company or a committee of such board duly authorized to act on behalf of such board.

“Business Day” means any day other than a Saturday, a Sunday or any day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” of any Person means any and all shares of, interests in, rights to purchase, warrants or options for, participations in, or other equivalents of, in each case however designated, the equity of such Person, but excluding any debt securities convertible into such equity.

“Close of Business” means 5:00 p.m., New York City time.

“Common Stock” means the common stock, $0.0001 par value per share, of the Company, subject to Section 5.09.

“Company” means the Person named as such in the first paragraph of this Supplemental Indenture and, subject to Article 6, its successors and assigns.

“Company Order” means a written request or order signed on behalf of the Company by one (1) of its Officers and delivered to the Trustee.

“Conversion Agent” means any Person in the continental United States authorized by the Company to receive Notes for conversion pursuant to Section 4.02(iv) of the Base Indenture (as such section is amended pursuant to Section 2.05(A)). The Company initially authorizes the Trustee to act as Conversion Agent for the Notes on its behalf.

“Conversion Date” means, with respect to a Note, the first Business Day on which the requirements set forth in Section 5.02(A) to convert such Note are satisfied.

“Conversion Price” means, as of any time, an amount equal to (A) one thousand dollars ($1,000) divided by (B) the Conversion Rate in effect at such time.

“Conversion Rate” initially means 376.6478 shares of Common Stock per $1,000 principal amount of Notes; provided, however, that the Conversion Rate is subject to adjustment pursuant to Article 5; provided, further, that whenever the Indenture refers to the Conversion Rate as of a particular date without setting forth a particular time on such date, such reference will be deemed to be to the Conversion Rate immediately after the Close of Business on such date.

“Conversion Share” means any share of Common Stock issued or issuable upon conversion of any Note.

“Default” means any event that is (or, after notice, passage of time or both, would be) an Event of Default.

“Depositary Procedures” means, with respect to any conversion, transfer, exchange or transaction involving a Global Note or any beneficial interest therein, the rules and procedures of the Depositary applicable to such conversion, transfer, exchange or transaction.

“Ex-Dividend Date” means, with respect to an issuance, dividend or distribution on the Common Stock, the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution (including pursuant to due bills or similar arrangements required by the relevant stock exchange). For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exempted Fundamental Change” means any Fundamental Change with respect to which, in accordance with Section 4.02(I), the Company does not offer to repurchase any Notes.

“Fundamental Change” means any of the following events:

(A)    a “person” or “group” (within the meaning of Section 13(d)(3) of the Exchange Act), other than the Company, any of its Wholly Owned Subsidiaries or any employee benefit plans of the Company or any of its Wholly Owned Subsidiaries, has become and has filed any report with the SEC indicating that such person or group has become the direct or indirect “beneficial owner” (as defined below) of shares of the Common Stock representing more than fifty percent (50%) of the voting power of all of the Company’s then-outstanding Common Stock; provided, however, that, for these purposes, no “person” or “group” will be deemed to be the beneficial owner of any securities tendered pursuant to a tender or exchange offer made by or on behalf of such “person” or “group” until such tendered securities are accepted for purchase or exchange under such offer;

(B)    the consummation of (i) any sale, lease or other transfer, in one transaction or a series of transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person, other than solely to one or more of the Company’s Wholly Owned Subsidiaries; or (ii) any transaction or series of related transactions in connection with which (whether by means of merger, consolidation, share exchange, combination, reclassification, recapitalization, acquisition, liquidation or otherwise) all of the Common Stock is exchanged for, converted into, acquired for, or constitutes solely the right to receive, other securities, cash or other property (other than changes resulting solely from a subdivision or combination, or a change in par value, of the Common Stock); provided, however, that any merger, consolidation, share exchange or combination of the Company pursuant to which the Persons that directly or indirectly “beneficially owned” (as defined below) all classes of the Company’s common equity immediately before such transaction directly or indirectly “beneficially own,” immediately after such transaction, more than fifty percent (50%) of all classes of common equity of the surviving, continuing or acquiring company or other transferee, as applicable, or the parent thereof, in substantially the same proportions vis-à-vis each other as immediately before such transaction will be deemed not to be a Fundamental Change pursuant to this clause (B);

(C)    the Company’s stockholders approve any plan or proposal for the liquidation or dissolution of the Company; or

(D)    the Common Stock ceases to be listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors);

provided, however, that a transaction or event described in clause (B) above will not constitute a Fundamental Change if at least ninety percent (90%) of the consideration received or to be received by the holders of Common Stock (excluding cash payments for fractional shares or pursuant to dissenters rights), in connection with such transaction or event, consists of shares of Common Stock (exclusive of depositary receipts representing shares of Common Stock) listed or quoted on any of The New York Stock Exchange, The Nasdaq Global Market or The Nasdaq Global Select Market (or any of their respective successors), or that will be so listed when issued or exchanged in connection with such transaction or event, and such transaction or event constitutes a Common Stock Change Event whose Reference Property consists of such consideration. For purposes of this definition, any transaction or event described in both clause (A) or (B) above (without regard to the proviso in clause (B) above) will be deemed to occur solely pursuant to clause (B) above (subject to such proviso).

For the purposes of this definition, whether a Person is a “beneficial owner”, whether shares are “beneficially owned” and percentage of beneficial ownership will be determined in accordance with Rule 13d-3 under the Exchange Act, subject to the proviso to clause (A) above.

“Fundamental Change Repurchase Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Repurchase Upon Fundamental Change.

“Fundamental Change Repurchase Notice” means a notice (including a notice substantially in the form of the “Fundamental Change Repurchase Notice” set forth in Exhibit A) containing the information, or otherwise complying with the requirements, set forth in Section 4.02(F)(i) and Section 4.02(F)(ii).

“Fundamental Change Repurchase Price” means the cash price payable by the Company to repurchase any Note upon its Repurchase Upon Fundamental Change, calculated pursuant to Section 4.02(D).

“Global Note” means a Note that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Depositary or its nominee, duly executed by the Company and authenticated by the Trustee, and deposited with the Trustee, as custodian for the Depositary.

“Global Note Legend” means a legend substantially in the form set forth in Exhibit B.

“Holder” means a person in whose name a Note is registered on the Registrar’s books for the Notes.

“Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Interest Payment Date,” with respect to a Note, means, notwithstanding anything to the contrary in Section 1.01 of the Base Indenture, each June 15 and December 15 of each year, commencing on December 15, 2023 (or commencing on such other date specified in the certificate representing such Note). For the avoidance of doubt the Maturity Date is an Interest Payment Date.

“Issue Date” means May 31, 2023.

“Last Reported Sale Price” of the Common Stock for any Trading Day means the closing sale price per share (or, if no closing sale price is reported, the average of the last bid price and the last ask price per share or, if more than one in either case, the average of the average last bid prices and the average last ask prices per share) of Common Stock on such Trading Day as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is then listed. If the Common Stock is not listed on a U.S. national or regional securities exchange on such Trading Day, then the Last Reported Sale Price will be the last quoted bid price per share of Common Stock on such Trading Day in the over-the-counter market as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted on such Trading Day, then the Last Reported Sale Price will be the average of the mid-point of the last bid price and the last ask price per share of Common Stock on such Trading Day from each of at least three (3) nationally recognized independent investment banking firms selected by the Company, which may include the Underwriter. Neither the Trustee nor the Conversion Agent will have any duty to determine the Last Reported Sale Price. The Last Reported Sale Price will be determined without regard to after-hours trading or any other trading outside of the regular trading session hours.

“Make-Whole Fundamental Change” means (i) a Fundamental Change (determined after giving effect to the proviso immediately after clause (D) of the definition thereof, but without regard to the proviso to clause (B)(ii) of such definition), or (ii) the sending of any Redemption Notice pursuant to the provisions of Section 4.03.

“Make-Whole Fundamental Change Conversion Period” has the following meaning:

(i) in the case of a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof, the period from, and including, the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change to, and including, the thirty fifth (35th) Trading Day after such Make-Whole Fundamental Change Effective Date (or, if such Make-Whole Fundamental Change also constitutes a Fundamental Change (other than an Exempted Fundamental Change), to, and including, the Business Day immediately before the related Fundamental Change Repurchase Date); and

(ii) in the case of a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof, the period from, and including, the date the Company sends the Redemption Notice for the related redemption to, and including, the Business Day immediately before the related Redemption Date;

provided, however, that if the Conversion Date for the conversion of a Note occurs during the Make-Whole Fundamental Change Conversion Period for both a Make-Whole Fundamental Change occurring pursuant to clause (i) of the definition of “Make-Whole Fundamental Change” and a Make-Whole Fundamental Change resulting from such redemption pursuant to clause (ii) of such definition, then, solely for purposes of such conversion, (x) such Conversion Date will be deemed to occur solely during the Make-Whole Fundamental Change Conversion Period for the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date; and (y) the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to have occurred.

“Make-Whole Fundamental Change Effective Date” means (i) with respect to a Make-Whole Fundamental Change pursuant to clause (i) of the definition thereof, the date on which such Make-Whole Fundamental Change occurs or becomes effective; and (ii) with respect to a Make-Whole Fundamental Change pursuant to clause (ii) of the definition thereof, the applicable Redemption Notice Date.

“Market Disruption Event” means, with respect to any date, the occurrence or existence, during the one-half hour period ending at the scheduled close of trading on such date on the principal U.S. national or regional securities exchange or other market on which the Common Stock is listed for trading or trades, of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant exchange or otherwise) in the Common Stock or in any options, contracts or futures contracts relating to the Common Stock.

“Maturity Date” means June 15, 2027.

“Note Agent” means any Registrar, Paying Agent or Conversion Agent.

“Notes” means the 5.20% Convertible Senior Notes due 2027 issued by the Company pursuant to the Indenture.

“Open of Business” means 9:00 a.m., New York City time.

“Outstanding” means, with respect to the Notes, those Notes that, at the relevant time, are deemed to be outstanding pursuant to Section 2.10.

“Paying Agent” means Person in the continental United States authorized by the Company who may receive the Notes for payment, as established pursuant to Sections 4.02(i) and 4.03 of the Base Indenture. The Company initially authorizes the Trustee to act as Paying Agent for the Notes on its behalf.

“Person” or “person” means any individual, corporation, partnership, limited liability company (or series thereof), joint venture, association, joint-stock company, trust, unincorporated organization or government or other agency or political subdivision thereof. Any division or series of a limited liability company, limited partnership or trust will constitute a separate “person.”

“Physical Note” means a Note (other than a Global Note) that is represented by a certificate substantially in the form set forth in Exhibit A, registered in the name of the Holder of such Note and duly executed by the Company and authenticated by the Trustee.

“Redemption” means the repurchase of any Note by the Company pursuant to Section 4.03.

“Redemption Date” means the date fixed for the repurchase of any Notes by the Company pursuant to a Redemption.

“Redemption Notice Date” means, with respect to a Redemption, the date on which the Company sends the Redemption Notice for such Redemption pursuant to Section 4.03(F).

“Redemption Price” means the cash price payable by the Company to redeem any Note upon its Redemption, calculated pursuant to Section 4.03(E).

“Register” means the Security Register of the Notes.

“Registrar” means the Security Registrar for the Notes.

“Regular Record Date” has the following meaning with respect to an Interest Payment Date: (A) if such Interest Payment Date occurs on June 15, the immediately preceding June 1; and (B) if such Interest Payment Date occurs on December 15, the immediately preceding December 1.

“Repurchase Upon Fundamental Change” means the repurchase of any Note by the Company pursuant to Section 4.02.

“Scheduled Trading Day” means any day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded. If the Common Stock is not so listed or traded, then “Scheduled Trading Day” means a Business Day.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Security” means any Note or Conversion Share.

“Shoe Option” means the Underwriter’s option to purchase up to fifteen million dollars ($22,500,000) aggregate principal amount of Notes as provided for in the Underwriting Agreement.

“Significant Subsidiary” means, with respect to any Person, any Subsidiary of such Person that constitutes, or any group of Subsidiaries of such Person that, in the aggregate, would constitute, a “significant subsidiary” (as defined in Rule 1-02(w) of Regulation S-X under the Exchange Act) of such Person; provided, however, that, if a Subsidiary meets the criteria of clause (1)(iii) of the definition of “significant subsidiary” in Rule 1-02(w) but not clause (1)(i) or (1)(ii) thereof (or, if applicable, the respective successor clauses to the aforementioned clauses), then such Subsidiary will be deemed not to be a Significant Subsidiary of that person unless such Subsidiary’s income from continuing operations before income taxes, exclusive of amounts attributable to any non-controlling interests, for the last completed fiscal year before the date of determination exceeds $20,000,000.

“Special Interest” means any interest that accrues on any Note pursuant to Section 7.03.

“Stock Price” has the following meaning for any Make-Whole Fundamental Change: (A) if the holders of Common Stock receive only cash in consideration for their shares of Common Stock in such Make-Whole Fundamental Change and such Make-Whole Fundamental Change is pursuant to clause (B) of the definition of “Fundamental Change,” then the Stock Price is the amount of cash paid per share of Common Stock in such Make-Whole Fundamental Change; and (B) in all other cases, the Stock Price is the average of the Last Reported Sale Prices per share of Common Stock for the five (5) consecutive Trading Days ending on, and including, the Trading Day immediately before the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change.

“Subsidiary” means, with respect to any Person, (A) any corporation, association or other business entity (other than a partnership or limited liability company) of which more than fifty percent (50%) of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency, but after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees, as applicable, of such corporation, association or other business entity is owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person; and (B) any partnership or limited liability company where (i) more than fifty percent (50%) of the capital accounts, distribution rights, equity and voting interests, or of the general and limited partnership interests, as applicable, of such partnership or limited liability company are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person, whether in the form of membership, general, special or limited partnership or limited liability company interests or otherwise; and (ii) such Person or any one or more of the other Subsidiaries of such Person is a controlling general partner of, or otherwise controls, such partnership or limited liability company.

“Supplemental Indenture” has the meaning specified in the recitals of this Supplemental Indenture.

“Trading Day” means any day on which (A) trading in the Common Stock generally occurs on the principal U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded; and (B) there is no Market Disruption Event. If the Common Stock is not so listed or traded, then “Trading Day” means a Business Day.

“Underwriter” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means that certain Underwriting Agreement, dated as of May 25, 2023, between the Company and, as representatives of the several underwriters named in Schedule A thereto, Jefferies LLC and BofA Securities, Inc.

“Wholly Owned Subsidiary” of a Person means any Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares) are owned by such Person or one or more Wholly Owned Subsidiaries of such Person.

Section 1.02. Other Definitions.

Term	Defined in Section
“Acceleration”	7.01(A)(vii)(2)
“Additional Shares”	5.07(A)
“Business Combination Event”	6.01(A)
“Common Stock Change Event”	5.09(A)(iii)
“Conversion Consideration”	5.03(B)(i)
“Default Interest”	2.04(B)
“Defaulted Amount”	2.04(B)
“Event of Default”	7.01(A)
“Expiration Date”	5.05(A)(v)
“Expiration Time”	5.05(A)(v)
“Fundamental Change Notice”	4.02(E)
“Fundamental Change Repurchase Right”	4.02(A)
“Initial Notes”	2.02(A)
“Redemption Notice”	4.03(F)
“Reference Price”	5.05(A)(v)
“Reference Property”	5.09(A)(iii)
“Reference Property Unit”	5.09(A)(iii)
“Reporting Event of Default”	7.03(A)
“Specified Courts”	10.05
“Spin-Off”	5.05(A)(iii)(2)
“Spin-Off Valuation Period”	5.05(A)(iii)(2)
“Stated Interest”	2.04(A)
“Successor Corporation”	6.01(A)(i)
“Successor Person”	5.09(A)
“Tender/Exchange Offer Valuation Period”	5.05(A)(v)

Section 1.03. Rules of Construction.

For purposes of the Indenture:

(A)    “or” is not exclusive;

(B)    “including” means “including without limitation”;

(C)    “will” expresses a command;

(D)    the “average” of a set of numerical values refers to the arithmetic average of such numerical values;

(E)    a merger involving, or a transfer of assets by, a limited liability company, limited partnership or trust will be deemed to include any division of or by, or an allocation of assets to a series of, such limited liability company, limited partnership or trust, or any unwinding of any such division or allocation;

(F)     words in the singular include the plural and in the plural include the singular, unless the context requires otherwise;

(G)    “herein,” “hereof” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision of the Indenture, unless the context requires otherwise;

(H)   references to currency mean the lawful currency of the United States of America, unless the context requires otherwise;

(I)      the exhibits, schedules and other attachments to this Supplemental Indenture are deemed to form part of the Indenture;

(J)      the term “interest,” when used with respect to a Note, includes any Special Interest and any Default Interest, unless the context requires otherwise; and

(K)    to the extent any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision of the Base Indenture, such provision of this Supplemental Indenture will control.

Section 1.04. Scope of Supplemental Indenture.

This Supplemental Indenture supplements the provisions of the Base Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture will be applicable only with respect to, and will only govern the terms of, the Notes, which may be issued from time to time, and will not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other securities specifically incorporates such changes, modifications and supplements. For all purposes under the Base Indenture, the Notes will constitute a single series of Notes, and with regard to any matter requiring the consent under the Base Indenture of Holders of multiple series of Notes voting together as a single class, the consent of Holders of the Notes voting as a separate class will also be required and the same threshold will apply. The provisions of this Supplemental Indenture will supersede any conflicting provisions in the Base Indenture.

Article 2
THE NOTES

Section 2.01. Form, Dating and Denominations.

The Notes and the Trustee’s certificate of authentication will be substantially in the form set forth in Exhibit A. The Notes will bear the legends required by Section 2.06 and may bear notations, legends or endorsements required by law, stock exchange rule or usage or the Depositary. Each Note will be dated as of the date of its authentication.

Except to the extent otherwise provided in a Company Order delivered to the Trustee in connection with the issuance and authentication thereof, the Notes will be issued initially in the form of one or more Global Notes. Global Notes may be exchanged for Physical Notes, and Physical Notes may be exchanged for Global Notes, only as provided in Section 2.11 of the Base Indenture.

The Notes will be issuable only in registered form without interest coupons and only in Authorized Denominations.

Each certificate representing a Note will bear a unique registration number that is not affixed to any other certificate representing another outstanding Note.

The terms contained in the Notes constitute part of the Indenture, and, to the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, agree to such terms and to be bound thereby; provided, however, that, to the extent that any provision of any Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control for purposes of the Indenture and such Note.

Section 2.02. Initial Notes and Additional Notes.

(A)    Initial Notes. On the Issue Date, there will be originally issued $150,000,000 aggregate principal amount of Notes, subject to the provisions of the Indenture (including Section 2.04 of the Base Indenture). If the Underwriters exercise the Shoe Option, then there will be originally issued up to an additional $22,500,000 principal amount of Notes pursuant to such exercise, subject to the provisions of the Indenture (including Section 2.04 of the Base Indenture). Notes issued pursuant to the Underwriting Agreement, and any Notes issued in exchange therefor or in substitution thereof, are referred to in the Indenture as the “Initial Notes.”

(B)    Additional Notes. The Company may, subject to the provisions of the Indenture (including Section 2.04 of the Base Indenture), originally issue additional Notes with the same terms as the Initial Notes (except, to the extent applicable, with respect to the date as of which interest begins to accrue on such additional Notes, the first Interest Payment Date of such additional Notes and, if applicable, restrictions on transfer in respect of such additional Notes), which additional Notes will, subject to the foregoing, be considered to be part of the same series of, and rank equally and ratably with all other, Notes issued under the Indenture; provided, however, that if any such additional Notes are not fungible with other Notes issued under the Indenture for federal income tax or federal securities laws purposes, then such additional Notes will be identified by a separate CUSIP number or by no CUSIP number. In authenticating additional Notes, the Trustee will receive:

(i)       a copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Notes were established, and if the terms and form of such Notes are established by an Officer’s Certificate pursuant to general authorization of the Board of Directors, such Officer’s Certificate;

(ii)     an executed supplemental indenture, if any; and

(iii)    an Opinion of Counsel which will state:

(1)     that the conditions precedent to the issuance, authentication and delivery of such Notes have been complied with;

(2)     that the form and terms of such Notes have been established in conformity with the provisions of the Indenture; and

(3)     that such Notes, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

Section 2.03. Method of Payment.

(A)    Global Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Global Note to the Depositary by wire transfer of immediately available funds no later than the time the same is due as provided in the Indenture.

(B)    Physical Notes. The Company will pay, or cause the Paying Agent to pay, the principal (whether due upon maturity on the Maturity Date, Redemption on a Redemption Date or repurchase on a Fundamental Change Repurchase Date or otherwise) of, interest on, and any cash Conversion Consideration for, any Physical Note no later than the time the same is due as provided in the Indenture as follows: (i) if the principal amount of such Physical Note is at least five million dollars ($5,000,000) (or such lower amount as the Company may choose in its sole and absolute discretion) and the Holder of such Physical Note entitled to such payment has delivered to the Paying Agent or the Trustee, no later than the time set forth in the immediately following sentence, a written request that the Company make such payment by wire transfer to an account of such Holder within the United States, by wire transfer of immediately available funds to such account; and (ii) in all other cases, by check mailed to the address of the Holder of such Physical Note entitled to such payment as set forth in the Register. To be timely, such written request must be so delivered no later than the Close of Business on the following date: (x) with respect to the payment of any interest due on an Interest Payment Date, the immediately preceding Regular Record Date; (y) with respect to any cash Conversion Consideration, the relevant Conversion Date; and (z) with respect to any other payment, the date that is fifteen (15) calendar days immediately before the date such payment is due.

Section 2.04. Accrual of Interest; Defaulted Amounts; When Payment Date is Not a Business Day.

(A)    Accrual of Interest. Each Note will accrue interest at a rate per annum equal to 5.20% (the “Stated Interest”), plus any Special Interest that may accrue pursuant to Section 7.03. Stated Interest on each Note will (i) accrue from, and including, the most recent date to which Stated Interest has been paid or duly provided for (or, if no Stated Interest has theretofore been paid or duly provided for, the date set forth in the certificate representing such Note as the date from, and including, which Stated Interest will begin to accrue in such circumstance) to, but excluding, the date of payment of such Stated Interest; and (ii) be, subject to Sections 4.02(D), 4.03(E) and 5.02(D) (but without duplication of any payment of interest), payable semi-annually in arrears on each Interest Payment Date, beginning on the first Interest Payment Date set forth in the certificate representing such Note, to the Holder of such Note as of the Close of Business on the immediately preceding Regular Record Date. Stated Interest, and, if applicable, Special Interest, on the Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

(B)    Defaulted Amounts. If the Company fails to pay any amount (a “Defaulted Amount”) payable on a Note on or before the due date therefor as provided in the Indenture, then, regardless of whether such failure constitutes an Event of Default, (i) such Defaulted Amount will forthwith cease to be payable to the Holder of such Note otherwise entitled to such payment; (ii) to the extent lawful, interest (“Default Interest”) will accrue on such Defaulted Amount at a rate per annum equal to the rate per annum at which Stated Interest accrues, from, and including, such due date to, but excluding, the date of payment of such Defaulted Amount and Default Interest; (iii) such Defaulted Amount and Default Interest will be paid on a payment date selected by the Company to the Holder of such Note as of the Close of Business on a special record date selected by the Company, provided that such special record date must be no more than fifteen (15), nor less than ten (10), calendar days before such payment date; and (iv) at least fifteen (15) calendar days before such special record date, the Company will send notice to the Trustee and the Holders that states such special record date, such payment date and the amount of such Defaulted Amount and Default Interest to be paid on such payment date.

(C)    Delay of Payment when Payment Date is Not a Business Day. If the due date for a payment on a Note as provided in the Indenture is not a Business Day, then, notwithstanding anything to the contrary in the Indenture or the Notes, such payment may be made on the immediately following Business Day and no interest will accrue on such payment as a result of the related delay. Solely for purposes of the immediately preceding sentence, a day on which the applicable place of payment is authorized or required by law or executive order to close or be closed will be deemed not to be a “Business Day.”

Section 2.05. Registrar, Paying Agent, Conversion Agent and Depositary.

(A)    Conversion Agent. For purposes of the Notes, the first sentence of Section 4.02 of the Base Indenture is amended to (x) delete the “and” immediately preceding clause (iii) thereof; and (y) adding the following text immediately before the comma following the phrase “given or served”: “, and (iv) Notes may be presented for conversion”.

(B)    Initial Appointments. The Company appoints (i) the Trustee as the initial Paying Agent, the initial Registrar and the initial Conversion Agent for the Notes; and (ii) The Depository Trust Company (or its successor) as the initial Depositary for the Notes. For the avoidance of doubt, the Company may change the Registrar, Paying Agent and Conversion Agent, and the Company or any of its Subsidiaries may act as Registrar, Paying Agent or Conversion Agent, without prior notice to the Holders (except that the Registrar, Paying Agent or Conversion Agent with respect to any Global Note must at all times be a Person that is eligible to act in that capacity under the Depositary Procedures).

Section 2.06. Legends.

(A)    Global Note Legend. Each Global Note will bear the Global Note Legend (or any similar legend, not inconsistent with the Indenture, required by the Depositary for such Global Note).

(B)    Other Legends. A Note may bear any other legend or text, not inconsistent with the Indenture, as may be required by applicable law or by any securities exchange or automated quotation system on which such Note is traded or quoted.

(C)    Acknowledgement and Agreement by the Holders. A Holder’s acceptance of any Note bearing any legend required by this Section 2.06 will constitute such Holder’s acknowledgement of, and agreement to comply with, the restrictions set forth in such legend.

Section 2.07. Certain Transfer Restrictions on Notes Subject to Redemption, Repurchase or Conversion.

Notwithstanding anything to the contrary in the Indenture or the Notes, the Company, the Trustee and the Registrar will not be required to register the transfer of or exchange any Note that (i) has been surrendered for conversion, except to the extent that any portion of such Note is not subject to conversion; (ii) is subject to a Fundamental Change Repurchase Notice validly delivered, and not withdrawn, pursuant to Section 4.02(F), except to the extent that any portion of such Note is not subject to such notice or the Company fails to pay the applicable Fundamental Change Repurchase Price when due; or (iii) has been selected for Redemption pursuant to a Redemption Notice, except to the extent that the Company fails to pay the applicable Redemption Price when due.

Section 2.08. Exchange and Cancellation of Notes to be Converted, Redeemed or Repurchased.

(A)    Partial Conversions, Redemptions and Repurchases of Physical Notes. If only a portion of a Physical Note of a Holder is to be converted pursuant to Article 5, or repurchased pursuant to a Repurchase Upon Fundamental Change, then, as soon as reasonably practicable after such Physical Note is surrendered for such conversion or repurchase, the Company will cause such Physical Note to be exchanged, pursuant and subject to Section 2.05 of the Base Indenture, for (i) one or more Physical Notes that are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased, and deliver such Physical Note(s) to such Holder; and (ii) a Physical Note having a principal amount equal to the principal amount to be so converted or repurchased, which Physical Note will be converted or repurchased, as applicable, pursuant to the terms of the Indenture; provided, however, that the Physical Note referred to in this clause (ii) need not be issued at any time after which such principal amount subject to such conversion, repurchase or redemption is deemed to cease to be Outstanding pursuant to Section 2.10.

(B)    Cancellation of Converted, Redeemed and Repurchased Notes.

(i)       Physical Notes. If a Physical Note (or any portion thereof that has not theretofore been exchanged pursuant to Section 2.08(A)) of a Holder is to be converted pursuant to Article 5, repurchased pursuant to a Repurchase Upon Fundamental Change or redeemed pursuant to a Redemption, then, promptly after the later of the time such Physical Note (or such portion) is deemed to cease to be Outstanding pursuant to Section 2.10 and the time such Physical Note is surrendered for such conversion, repurchase or redemption, as applicable, (1) such Physical Note will be cancelled pursuant to Section 2.08 of the Base Indenture; and (2) in the case of a partial conversion or repurchase, the Company will issue, execute and deliver to such Holder, and the Trustee will authenticate, in each case in accordance with Section 2.04 of the Base Indenture, one or more Physical Notes that (x) are in Authorized Denominations and have an aggregate principal amount equal to the principal amount of such Physical Note that is not to be so converted or repurchased; (y) are registered in the name of such Holder; and (z) bear each legend, if any, required by Section 2.06.

(ii)     Global Notes. If a Global Note (or any portion thereof) is to be converted pursuant to Article 5, repurchased pursuant to a Repurchase Upon Fundamental Change or redeemed pursuant to a Redemption, then, promptly after the time such Note (or such portion) is deemed to cease to be Outstanding pursuant to Section 2.10, the Trustee will reflect a decrease of the principal amount of such Global Note in an amount equal to the principal amount of such Global Note to be so converted, repurchased or redeemed, as applicable, by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of such Global Note (and, if the principal amount of such Global Note is zero following such notation, cancel such Global Note pursuant to Section 2.08 of the Base Indenture).

Section 2.09. Notes Held by the Company or its Affiliates.

Without limiting the generality of Section 3.06, in determining whether the Holders of the required aggregate principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company or any of its Affiliates will be deemed not to be Outstanding; provided, however, that, for purposes of determining whether the Trustee is protected in relying on any such direction, waiver or consent, only Notes that a responsible officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10. Outstanding Notes.

(A)    Generally. The Notes that are Outstanding at any time will be deemed to be those Notes that, at such time, have been duly executed and authenticated, excluding those Notes (or portions thereof) that have theretofore been (i) cancelled by the Trustee or delivered to the Trustee for cancellation in accordance with Section 2.08 of the Base Indenture; (ii) assigned a principal amount of zero by notation on the “Schedule of Exchanges of Interests in the Global Note” forming part of any a Global Note representing such Note; (iii) paid in full in accordance with the Indenture; or (iv) deemed to cease to be Outstanding to the extent provided in, and subject to, clause (B), (C) or (D) of this Section 2.10.

(B)    Replaced Notes. If a Note is replaced pursuant to Section 2.07 of the Base Indenture, then such Note will cease to be Outstanding at the time of its replacement, unless the Trustee and the Company receive proof reasonably satisfactory to them that such Note is held by a “bona fide purchaser” under applicable law.

(C)    Maturing Notes and Notes Called for Redemption or Subject to Repurchase. If, on a Redemption Date, a Fundamental Change Repurchase Date or the Maturity Date, the Paying Agent holds money sufficient to pay the aggregate Redemption Price, Fundamental Change Repurchase Price or principal amount, respectively, together, in each case, with the aggregate interest, in each case due on such date, then (unless there occurs a Default in the payment of any such amount) (i) the Notes (or portions thereof) to be redeemed or repurchased, or that mature, on such date will be deemed, as of such date, to cease to be Outstanding, except to the extent provided in Sections 4.02(D), 4.03(E) or 5.02(D); and (ii) the rights of the Holders of such Notes (or such portions thereof), as such, will terminate with respect to such Notes (or such portions thereof), other than the right to receive the Redemption Price, Fundamental Change Repurchase Price or principal amount, as applicable, of, and accrued and unpaid interest, if any, on, such Notes (or such portions thereof), in each case as provided in the Indenture.

(D)    Notes to Be Converted. At the Close of Business on the Conversion Date for any Note (or any portion thereof) to be converted, such Note (or such portion) will (unless there occurs a Default in the delivery of the Conversion Consideration or interest due, pursuant to Section 5.03(B) or Section 5.02(D), upon such conversion) be deemed to cease to be Outstanding, except to the extent provided in Section 5.02(D).

(E)    Cessation of Accrual of Interest. Except as provided in Sections 4.02(D), 4.03(E) or 5.02(D), interest will cease to accrue on each Note from, and including, the date that such Note is deemed, pursuant to this Section 2.10, to cease to be Outstanding, unless there occurs a default in the payment or delivery of any cash or other property due on such Note.

Section 2.11. Repurchases by the Company.

Without limiting the generality of Section 2.08 of the Base Indenture, the Company or its Subsidiaries may, from time to time, directly or indirectly, repurchase Notes in open market purchases or otherwise, whether through private or public tender or exchange offers, cash-settled swaps or other cash-settled derivatives without delivering prior notice to Holders.

Section 2.12. No Liability of Trustee.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under the Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Notes), other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Neither the Trustee nor any Agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. The Trustee shall have no responsibility or obligation to any Holder that is a member of (or a participant in) the Depositary or any other Person with respect to the accuracy of the records of the Depositary (or its nominee) or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery of any notice (including any Redemption Notice) or the payment of any amount or delivery of any Securities (or other security or property) under or with respect to the Notes. The Trustee may rely (and shall be fully protected in relying) upon information furnished by the Depositary with respect to its members, participants and any beneficial owners in the Notes.

Article 3
COVENANTS

Subject to Section 1.03(J) and except as provided in this Article 3, the provisions of Articles 4 and 5 of the Base Indenture, as supplemented by the provisions of this Supplemental Indenture, will apply to the Notes.

Section 3.01. Payment on Notes.

(A)    Generally. The Company will pay or cause to be paid all the principal of, the Fundamental Change Repurchase Price and Redemption Price for, interest on, and other amounts due with respect to, the Notes on the dates and in the manner set forth in the Indenture.

(B)    Deposit of Funds. Before 12:00 p.m., New York City time, on each Redemption Date, Fundamental Change Repurchase Date or Interest Payment Date, and on the Maturity Date or any other date on which any cash amount is due on the Notes, the Company will deposit, or will cause there to be deposited, with the Paying Agent cash, in funds immediately available on such date, sufficient to pay the cash amount due on the applicable Notes on such date. The Paying Agent will return to the Company, as soon as practicable, any money not required for such purpose.

Section 3.02. Exchange Act Reports.

This Section 3.02 will apply to the Notes in lieu of Section 5.03 of the Base Indenture, which will be deemed to be replaced with this Section 3.02, mutatis mutandis.

(A)    Generally. The Company will send to the Trustee copies of all reports that the Company is required to file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file or furnish the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Trustee any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with or furnishes to the SEC through the EDGAR system (or any successor thereto) will be deemed to be sent to the Holders at the time such report is so filed or furnished via the EDGAR system (or such successor), it being understood that the Trustee shall not be responsible for determining whether such filings have been made. The Company will also comply with its other obligations under Section 314(a)(1) of the Trust Indenture Act.

(B)    Trustee’s Disclaimer. The Trustee need not determine whether the Company has filed or furnished any material via the EDGAR system (or such successor). The delivery of reports, information and documents to the Trustee pursuant to Section 3.02(A) is for informational purposes only and the information and the Trustee’s receipt of the foregoing shall not constitute constructive notice to the Trustee of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officer’s Certificate). The Trustee will have no liability or responsibility for the filing, timeliness or content of any such report or information. The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Company’s compliance with the covenants or with respect to any reports or other documents filed with the SEC.

Section 3.03. Compliance and Default Certificates.

Default Certificate. If a Default or Event of Default occurs, then, within thirty (30) days after an Officer obtains knowledge of the occurrence thereof, the Company will deliver an Officer’s Certificate to the Trustee describing the same and what action the Company is taking or proposes to take with respect thereto, except that the Company will not be required to deliver such an Officer’s Certificate if such Default or Event of Default has been cured. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company during which any Securities of any series were outstanding, an Officer’s Certificate stating whether or not the signers know of any Default or Event of Default (i) that occurred during such fiscal year and (ii) of which the Company did not previously make the Trustee aware pursuant to the immediately preceding sentence.

Section 3.04. Stay, Extension and Usury Laws.

To the extent that it may lawfully do so, the Company (A) agrees that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law (wherever or whenever enacted or in force) that may affect the covenants or the performance of the Indenture; and (B) expressly waives all benefits or advantages of any such law and agrees that it will not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee by the Indenture, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 3.05. Corporate Existence.

Subject to Article 6, the Company will cause to preserve and keep in full force and effect:

(A)    its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents of the Company and its Subsidiaries; and

(B)    the material rights (charter and statutory), licenses and franchises of the Company and the Subsidiaries; provided, however, that the Company need not preserve or keep in full force and effect any such existence, right, license or franchise if the Board of Directors determines that (x) the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole; and (y) the loss thereof is not, individually or in the aggregate, materially adverse to the Holders.

Section 3.06. Restriction on Acquisition of Notes by the Company.

The Company may, at its option and to the extent permitted by applicable law, reissue, resell, hold or surrender to the Trustee for cancellation any Notes that the Company may repurchase (other than Notes repurchased upon a Fundamental Change), in the case of a reissuance or resale, so long as such Notes do not constitute restricted securities upon such reissuance or resale. Any such Notes that the Company may repurchase shall be considered outstanding for all purposes under the Indenture (other than, at any time when such Notes are held by the Company, any of its Subsidiaries or its affiliates or any Subsidiary of any of such Affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture) unless and until such time as the Company surrenders them to the Trustee for cancellation and, upon receipt of a written order from the Company, the trustee shall cancel all Notes so surrendered.

Section 3.07. Further Instruments and Acts.

At the Trustee’s request, the Company will execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to more effectively carry out the purposes of the Indenture.

Article 4
REPURCHASE AND REDEMPTION

This Article 4 will apply to the Notes in lieu of Article 3 of the Base Indenture, which will be deemed to be replaced with this Article 4, mutatis mutandis.

Section 4.01. No Sinking Fund.

No sinking fund is required to be provided for the Notes.

Section 4.02. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change.

(A)    Right of Holders to Require the Company to Repurchase Notes Upon a Fundamental Change. Subject to the other terms of this Section 4.02, if a Fundamental Change occurs, then each Holder will have the right (the “Fundamental Change Repurchase Right”) to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) on the Fundamental Change Repurchase Date for such Fundamental Change for a cash purchase price equal to the Fundamental Change Repurchase Price.

(B)    Repurchase Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated and such acceleration has not been rescinded on or before the Fundamental Change Repurchase Date for a Repurchase Upon Fundamental Change (except in the case of an acceleration resulting solely from a default by the Company in the payment of the related Fundamental Change Repurchase Price, and any related interest pursuant to the proviso to Section 4.02(D), on such Fundamental Change Repurchase Date), then (i) the Company may not repurchase any Notes pursuant to this Section 4.02; and (ii) the Company will cause any Notes theretofore surrendered for such Repurchase upon Fundamental Change to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Notes in accordance with the Depositary Procedures).

(C)    Fundamental Change Repurchase Date. The Fundamental Change Repurchase Date for any Fundamental Change will be a Business Day of the Company’s choosing that is no more than thirty five (35), nor less than twenty (20), Business Days after the date the Company sends the related Fundamental Change Notice pursuant to Section 4.02(E).

(D)    Fundamental Change Repurchase Price. The Fundamental Change Repurchase Price for any Note to be repurchased upon a Repurchase Upon Fundamental Change following a Fundamental Change is an amount in cash equal to the principal amount of such Note plus accrued and unpaid interest, if any, on such Note to, but excluding, the Fundamental Change Repurchase Date for such Fundamental Change; provided, however, that if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Repurchase Upon Fundamental Change, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date, if such Fundamental Change Repurchase Date is before such Interest Payment Date); and (ii) the Fundamental Change Repurchase Price will not include accrued and unpaid interest on such Note to, but excluding, such Fundamental Change Repurchase Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Fundamental Change Repurchase Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Fundamental Change Repurchase Price will include interest on Notes to be repurchased from, and including, such Interest Payment Date.

(E)    Fundamental Change Notice. On or before the twentieth (20th) calendar day after the effective date of a Fundamental Change, the Company will send to each Holder and the Trustee a notice of such Fundamental Change (a “Fundamental Change Notice”).

Such Fundamental Change Notice must state:

(i)       briefly, the events causing such Fundamental Change;

(ii)     the effective date of such Fundamental Change;

(iii)    the procedures that a Holder must follow to require the Company to repurchase its Notes pursuant to this Section 4.02, including the deadline for exercising the Fundamental Change Repurchase Right and the procedures for submitting and withdrawing a Fundamental Change Repurchase Notice;

(iv)   the Fundamental Change Repurchase Date for such Fundamental Change;

(v)     the Fundamental Change Repurchase Price per $1,000 principal amount of Notes for such Fundamental Change (and, if such Fundamental Change Repurchase Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.02(D));

(vi)   the name and address of the Paying Agent and the Conversion Agent;

(vii)  the Conversion Rate in effect on the date of such Fundamental Change Notice and a description of any adjustments to the Conversion Rate that may result from such Fundamental Change (including pursuant to Section 5.07);

(viii) that Notes for which a Fundamental Change Repurchase Notice has been duly tendered and not duly withdrawn must be delivered to the Paying Agent for the Holder thereof to be entitled to receive the Fundamental Change Repurchase Price;

(ix)   that Notes (or any portion thereof) that are subject to a Fundamental Change Repurchase Notice that has been duly tendered may be converted only if such Fundamental Change Repurchase Notice is withdrawn in accordance with the Indenture; and

(x)     the CUSIP and ISIN numbers, if any, of the Notes.

Neither the failure to deliver a Fundamental Change Notice nor any defect in a Fundamental Change Notice will limit the Fundamental Change Repurchase Right of any Holder or otherwise affect the validity of any proceedings relating to any Repurchase Upon Fundamental Change.

(F)     Procedures to Exercise the Fundamental Change Repurchase Right.

(i)    Delivery of Fundamental Change Repurchase Notice and Notes to Be Repurchased. To exercise its Fundamental Change Repurchase Right for a Note following a Fundamental Change, the Holder thereof must deliver to the Paying Agent, or otherwise in accordance with the Depositary Procedures in the case of a Global Note:

(1)     before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date (or such later time as may be required by law), a duly completed, written Fundamental Change Repurchase Notice with respect to such Note; and

(2)     such Note, duly endorsed for transfer (if such Note is a Physical Note) or by book-entry transfer (if such Note is a Global Note).

The Paying Agent will promptly deliver to the Company a copy of each Fundamental Change Repurchase Notice that it receives.

(ii)   Contents of Fundamental Change Repurchase Notices. Each Fundamental Change Repurchase Notice with respect to a Note must state:

(1)     if such Note is a Physical Note, the certificate number of such Note;

(2)     the principal amount of such Note to be repurchased, which must be an Authorized Denomination; and

(3)     that such Holder is exercising its Fundamental Change Repurchase Right with respect to such principal amount of such Note; provided, however, that if such Note is a Global Note, then such Fundamental Change Repurchase Notice must comply with the Depositary Procedures (and any such Fundamental Change Repurchase Notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

(iii)    Withdrawal of Fundamental Change Repurchase Notice. A Holder that has delivered a Fundamental Change Repurchase Notice with respect to a Note may withdraw such Fundamental Change Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent at any time before the Close of Business on the Business Day immediately before the related Fundamental Change Repurchase Date. Such withdrawal notice must state:

(1)     if such Note is a Physical Note, the certificate number of such Note;

(2)     the principal amount of such Note to be withdrawn, which must be an Authorized Denomination; and

(3)     the principal amount of such Note, if any, that remains subject to such Fundamental Change Repurchase Notice, which must be an Authorized Denomination; provided, however, that if such Note is a Global Note, then such withdrawal notice must comply with the Depositary Procedures (and any such withdrawal notice delivered in compliance with the Depositary Procedures will be deemed to satisfy the requirements of this Section 4.02(F)).

Upon receipt of any such withdrawal notice with respect to a Note (or any portion thereof), the Paying Agent will (x) promptly deliver a copy of such withdrawal notice to the Company; and (y) if such Note is surrendered to the Paying Agent, cause such Note (or such portion thereof in accordance with Section 2.08, treating such Note as having been then surrendered for partial repurchase in the amount set forth in such withdrawal notice as remaining subject to repurchase) to be returned to the Holder thereof (or, if applicable with respect to any Global Note, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interest in such Note in accordance with the Depositary Procedures).

(G)    Payment of the Fundamental Change Repurchase Price. Without limiting the Company’s obligation to deposit the Fundamental Change Repurchase Price within the time proscribed by Section 3.01(B), the Company will cause the Fundamental Change Repurchase Price for a Note (or portion thereof) to be repurchased pursuant to a Repurchase Upon Fundamental Change to be paid to the Holder thereof on or before the later of (i) the applicable Fundamental Change Repurchase Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the repurchase, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be repurchased are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.02(D) on any Note to be repurchased pursuant to a Repurchase Upon Fundamental Change must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.02(G).

(H)   Third Party May Conduct Repurchase Offer In Lieu of the Company. Notwithstanding anything to the contrary in this Section 4.02, the Company will be deemed to satisfy its obligations under this Section 4.02 if (i) one or more third parties conduct any Repurchase Upon Fundamental Change and related offer to repurchase Notes otherwise required by this Section 4.02 in a manner that would have satisfied the requirements of this Section 4.02 if conducted directly by the Company and (ii) an owner of a beneficial interest in any Note repurchased by such third party or parties will not receive a lesser amount (as a result of withholding or similar taxes) than such owner would have received had the Company repurchased such Note.

(I)      No Requirement to Conduct an Offer to Repurchase Notes if the Fundamental Change Results in the Notes Becoming Convertible into an Amount of Cash Exceeding the Fundamental Change Repurchase Price. Notwithstanding anything to the contrary in this Section 4.02, the Company will not be required to send a Fundamental Change Notice pursuant to Section 4.02(E), or offer to repurchase or repurchase any Notes pursuant to this Section 4.02, in connection with a Fundamental Change occurring pursuant to clause (B)(ii) (or pursuant to clause (A) that also constitutes a Fundamental Change pursuant to clause (B)(ii)) of the definition thereof, if (i) such Fundamental Change constitutes a Common Stock Change Event for which the Reference Property consists of cash in U.S. dollars; (ii) immediately after such Fundamental Change, the Notes become convertible, pursuant to Section 5.09(A) and, if applicable, Section 5.07, into consideration that includes consideration that consists solely of U.S. dollars in an amount per $1,000 aggregate principal amount of Notes that equals or exceeds the Fundamental Change Repurchase Price per $1,000 aggregate principal amount of Notes (calculated assuming that the same includes accrued and unpaid interest to, but excluding, the latest possible Fundamental Change Repurchase Date for such Fundamental Change); and (iii) the Company timely sends the notice relating to such Common Stock Change Event required pursuant to Section 5.09(B) and includes, in such notice, a statement that it is relying on the provisions described in this Section 4.02(I).

(J)      Compliance with Applicable Securities Laws. The Company will comply in all material respects with all federal and state securities laws in connection with a Repurchase Upon Fundamental Change (including complying with the tender offer rules under the Exchange Act and filing any required Schedule TO, to the extent applicable) so as to permit effecting such Repurchase Upon Fundamental Change in the manner set forth in the Indenture. However, to the extent that the provisions of any securities laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of the Indenture relating to the Company’s obligations to effect a Repurchase Upon Fundamental Change, the Company will comply with such applicable securities laws and regulations and will not be deemed to have breached its obligations under such provisions of the Indenture by virtue of such conflict.

(K)    Repurchase in Part. Subject to the terms of this Section 4.02, Notes may be repurchased pursuant to a Repurchase Upon Fundamental Change in part, but only in Authorized Denominations. Provisions of this Section 4.02 applying to the repurchase of a Note in whole will equally apply to the repurchase of a permitted portion of a Note.

Section 4.03. Right of the Company to Redeem the Notes.

(A)    No Right to Redeem Before June 20, 2025. The Company may not redeem the Notes at its option at any time before June 20, 2025.

(B)    Right to Redeem the Notes on or After June 20, 2025. Subject to the terms of this Section 4.03, the Company has the right, at its election, to redeem all, but not less than all, of the Notes, at any time, on a Redemption Date occurring on or after June 20, 2025 and on or before the second Scheduled Trading Day immediately before the Maturity Date, for a cash purchase price equal to the Redemption Price, but only if the Last Reported Sale Price per share of Common Stock exceeds one hundred and thirty percent (130%) of the Conversion Price on: (i) each of at least twenty (20) Trading Days, whether or not consecutive, during the thirty (30) consecutive Trading Days ending on, and including, the Trading Day immediately before the Redemption Notice Date for such Redemption; and (ii) the Trading Day immediately before such Redemption Notice Date.

(C)    Redemption Prohibited in Certain Circumstances. If the principal amount of the Notes has been accelerated (other than as a result of a failure to make the payment of the related Redemption Price, and any related interest pursuant to the proviso to Section 4.03(E), on such Redemption Date) and such acceleration has not been rescinded on or before the Redemption Date, then (i) the Company may not call for Redemption or otherwise redeem any Notes pursuant to this Section 4.03; and (ii) the Company will cause any Notes theretofore surrendered for such Redemption to be returned to the Holders thereof (or, if applicable with respect to Global Notes, cancel any instructions for book-entry transfer to the Company, the Trustee or the Paying Agent of the applicable beneficial interests in such Notes in accordance with the Depositary Procedures).

(D)    Redemption Date. The Redemption Date for any Redemption will be a Business Day of the Company’s choosing that is no more than sixty (60), nor less than thirty (30), calendar days after the Redemption Notice Date for such Redemption.

(E)    Redemption Price. The Redemption Price for the Notes called for Redemption is an amount in cash equal to the principal amount of such Notes plus accrued and unpaid interest on such Notes to, but excluding, the Redemption Date for such Redemption; provided, however, that if such Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, then (i) the Holder of such Notes at the Close of Business on such Regular Record Date will be entitled, notwithstanding such Redemption, to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Notes to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Notes remained outstanding through such Interest Payment Date, if such Redemption Date is before such Interest Payment Date); and (ii) the Redemption Price will not include accrued and unpaid interest on such Notes to, but excluding, such Redemption Date. For the avoidance of doubt, if an Interest Payment Date is not a Business Day within the meaning of Section 2.04(C) and such Redemption Date occurs on the Business Day immediately after such Interest Payment Date, then (x) accrued and unpaid interest on Notes to, but excluding, such Interest Payment Date will be paid, in accordance with Section 2.04(C), on the next Business Day to Holders as of the Close of Business on the immediately preceding Regular Record Date; and (y) the Redemption Price will include interest on Notes to be redeemed from, and including, such Interest Payment Date.

(F)     Redemption Notice. To call the Notes for Redemption, the Company must send to each Holder (and to any beneficial owner of a Global Note, if required by applicable law) a written notice of such Redemption (a “Redemption Notice”). The Company shall send a Redemption Notice to the Trustee and Paying Agent no later than five (5) Business Days prior to when the Redemption Notice is sent to Holders.

Such Redemption Notice must state:

(i)      that the Notes have been called for Redemption, briefly describing the Company’s Redemption right under the Indenture;

(ii)     the Redemption Date for such Redemption;

(iii)    the Redemption Price per $1,000 principal amount of Notes for such Redemption (and, if the Redemption Date is after a Regular Record Date and on or before the next Interest Payment Date, the amount, manner and timing of the interest payment payable pursuant to the proviso to Section 4.03(E));

(iv)    the name and address of the Paying Agent and the Conversion Agent;

(v)     that Notes called for Redemption may be converted at any time before the Close of Business on the Business Day immediately before the Redemption Date (or, if the Company fails to pay the Redemption Price due on such Redemption Date in full, at any time until such time as the Company pays such Redemption Price in full);

(vi)    the Conversion Rate in effect on the Redemption Notice Date for such Redemption;

(vii)   that Notes called for Redemption must be delivered to the Paying Agent (in the case of Physical Notes) or the Depositary Procedures must be complied with (in the case of Global Notes) for the Holder thereof to be entitled to receive the Redemption Price; and

(viii)  the CUSIP and ISIN numbers, if any, of the Notes.

On any Redemption Notice Date, the Company will also furnish an Officer’s Certificate to the Trustee, which Officer’s Certificate will set forth the aggregate principal amount of Notes then outstanding, include a copy of the Redemption Notice delivered by the Company on such Redemption Notice Date, certify that such Redemption is authorized and permitted by the Indenture and complies with the requirements set forth in Section 13.07 of the Base Indenture concerning Officer’s Certificates.

(G)    Payment of the Redemption Price. Without limiting the Company’s obligation to deposit the Redemption Price by the time proscribed by Section 3.01(B), the Company will cause the Redemption Price for the Notes subject to Redemption to be paid to the Holder thereof on or before the later of (i) the applicable Redemption Date; and (ii) the date (x) such Note is delivered to the Paying Agent (in the case of a Physical Note) or (y) the Depositary Procedures relating to the Redemption, and the delivery to the Paying Agent, of such Holder’s beneficial interest in such Note to be redeemed are complied with (in the case of a Global Note). For the avoidance of doubt, interest payable pursuant to the proviso to Section 4.03(E) on the Notes subject to Redemption must be paid pursuant to such proviso regardless of whether such Note is delivered or such Depositary Procedures are complied with pursuant to the first sentence of this Section 4.03(G).

Article 5
CONVERSION

Section 5.01. Right to Convert.

(A)    Generally. Subject to the provisions of this Article 5, each Holder may, at its option, convert such Holder’s Notes into Conversion Consideration.

(B)    Conversions in Part. Subject to the terms of the Indenture, Notes may be converted in part, but only in Authorized Denominations. Provisions of this Article 5 applying to the conversion of a Note in whole will equally apply to conversions of a permitted portion of a Note.

(C)    When Notes May Be Converted.

(i)     Generally. Subject to Section 5.01(C)(ii), a Holder may convert its Notes at any time until the Close of Business on the second Scheduled Trading Day immediately before the Maturity Date.

(ii)    Limitations and Closed Periods. Notwithstanding anything to the contrary in the Indenture or the Notes:

(1)     Notes may be surrendered for conversion only after the Open of Business and before the Close of Business on a day that is a Business Day;

(2)     in no event may any Note be surrendered for conversion after the Close of Business on the second Scheduled Trading Day immediately before the Maturity Date;

(3)     if the Company calls the Notes for Redemption pursuant to Section 4.03, then the Holders of such Notes may not surrender such Notes for conversion after the Close of Business on the Business Day immediately before the applicable Redemption Date, except to the extent the Company fails to pay the Redemption Price for such Note in accordance with the Indenture; and

(4)     if a Fundamental Change Repurchase Notice is validly delivered pursuant to Section 4.02(F) with respect to any Note, then such Note may not be converted, except to the extent (a) such Note is not subject to such notice; (b) such notice is withdrawn in accordance with Section 4.02(F); or (c) the Company fails to pay the related Fundamental Changes Repurchase Price for such Note.

Section 5.02. Conversion Procedures.

(A)  Generally.

(i)       Global Notes. To convert a beneficial interest in a Global Note that is convertible pursuant to Section 5.01(C), the owner of such beneficial interest must (1) comply with the Depositary Procedures for converting such beneficial interest (at which time such conversion will become irrevocable); and (2) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(ii)     Physical Notes. To convert all or a portion of a Physical Note that is convertible pursuant to Section 5.01(C), the Holder of such Note must (1) complete, manually sign and deliver to the Conversion Agent the conversion notice attached to such Physical Note or a facsimile of such conversion notice; (2) deliver such Physical Note to the Conversion Agent (at which time such conversion will become irrevocable); (3) furnish any endorsements and transfer documents that the Company or the Conversion Agent may require; and (4) pay any amounts due pursuant to Section 5.02(D) or Section 5.02(E).

(B)    Effect of Converting a Note. At the Close of Business on the Conversion Date for a Note (or any portion thereof), such Note (or such portion thereof) will be deemed to cease to be outstanding (and, for the avoidance of doubt, no Person will be deemed to be a Holder of such Note (or such portion thereof) as of the Close of Business on such Conversion Date), except to the extent provided in Section 5.02(D).

(C)    Holder of Record of Conversion Shares. The Person in whose name any share of Common Stock is issuable upon conversion of any Note will be deemed to become the holder of record of such share as of the Close of Business on the Conversion Date for such conversion.

(D)    Interest Payable upon Conversion in Certain Circumstances. If the Conversion Date of a Note is after a Regular Record Date and before the next Interest Payment Date, then (i) the Holder of such Note at the Close of Business on such Regular Record Date will be entitled, notwithstanding such conversion (and, for the avoidance of doubt, notwithstanding anything set forth in the proviso to this sentence), to receive, on or, at the Company’s election, before such Interest Payment Date, the unpaid interest that would have accrued on such Note to, but excluding, such Interest Payment Date (assuming, solely for these purposes, that such Note remained outstanding through such Interest Payment Date); and (ii) the Holder surrendering such Note for conversion must deliver to the Conversion Agent, at the time of such surrender, an amount of cash equal to the amount of such interest referred to in clause (i) above; provided, however, that the Holder surrendering such Note for conversion need not deliver such cash (w) if the Company has specified a Redemption Date that is after such Regular Record Date and on or before the Business Day immediately after such Interest Payment Date; (x) if such Conversion Date occurs after the Regular Record Date immediately before the Maturity Date; (y) if the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or before the second Scheduled Trading Day immediately after such Interest Payment Date; or (z) to the extent of any overdue interest or interest that has accrued on any overdue interest. For the avoidance of doubt, as a result of, and without limiting the generality of, the foregoing, if a Note is converted with a Conversion Date that is after the Regular Record Date immediately before the Maturity Date, any Redemption Date referred to in the immediately preceding sentence and any Fundamental Change Repurchase Date referred to in the immediately preceding sentence, then the Company will pay, as provided above, the interest that would have accrued on such Note to, but excluding, the Maturity Date. For the avoidance of doubt, if the Conversion Date of a Note to be converted is on an Interest Payment Date, then the Holder of such Note at the Close of Business on the Regular Record Date immediately before such Interest Payment Date will be entitled to receive, on such Interest Payment Date, the unpaid interest that has accrued on such Note to, but excluding, such Interest Payment Date, and such Note, when surrendered for conversion, need not be accompanied by any cash amount pursuant to the first sentence of this Section 5.02(D).

(E)    Taxes and Duties. If a Holder converts a Note, the Company will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue of any shares of Common Stock upon such conversion; provided, however, that if any tax or duty is due because such Holder requested such shares to be registered in a name other than such Holder’s name, then such Holder will pay such tax or duty and, until having received a sum sufficient to pay such tax or duty, the Conversion Agent may refuse to deliver any such shares to be issued in a name other than that of such Holder.

(F)     Conversion Agent to Notify Company of Conversions. If any Note is submitted for conversion to the Conversion Agent or the Conversion Agent receives any notice of conversion with respect to a Note, then the Conversion Agent will promptly notify the Company and the Trustee of such occurrence, and will cooperate with the Company to gather information from such applicable Holder reasonably requested by the Company, and will cooperate with the Company to determine the Conversion Date for such Note.

Section 5.03. Settlement upon Conversion.

(A)    Settlement Method. Upon the conversion of any Note, the Company will settle such conversion, subject to Section 5.01(c)(iii), by delivering, as applicable and as provided in this Article 5, shares of Common Stock, together, if applicable, with cash in lieu of fractional shares as provided in Section 5.03(B)(ii).

(B)    Conversion Consideration.

(i)       Generally. Subject to Section 5.03(B)(ii) and Section 5.03(B)(iii), the type and amount of consideration (the “Conversion Consideration”) due in respect of each $1,000 principal amount of a Note to be converted will be, subject to Section 5.03(B)(ii), a number of shares of Common Stock equal to the Conversion Rate in effect on the Conversion Date for such conversion.

(ii)     Cash in Lieu of Fractional Shares. If the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i)(x) upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share in an amount equal to the product of (1) such fraction and (2) (x) the Last Reported Sale Price of the Common Stock on the Conversion Date, and if the number of shares of Common Stock deliverable pursuant to Section 5.03(B)(i)(y), if any, upon such conversion is not a whole number, then such number will be rounded down to the nearest whole number and the Company will deliver, in addition to the other consideration due upon such conversion, cash in lieu of the related fractional share based on the Last Reported Sale of the Common Stock on the relevant Conversion Date (or, if such Conversion Date is not a Trading Day, the immediately preceding Trading Day).

(iii)    Conversion of Multiple Notes by a Single Holder. If a Holder converts more than one (1) Note on a single Conversion Date, then the Conversion Consideration due in respect of such conversion will (in the case of any Global Note, to the extent permitted by, and practicable under, the Depositary Procedures) be computed based on the total principal amount of Notes converted on such Conversion Date by such Holder.

(C)    Delivery of the Conversion Consideration. Except as set forth in Sections 5.01(C)(ii), 5.05(A), 5.05(D) and 5.09, the Company will pay or deliver, as applicable, the Conversion Consideration due upon the conversion of any Note to the Holder on or before the second (2nd) Business Day immediately after such Conversion Date.

(D)    Deemed Payment of Principal and Interest; Settlement of Accrued Interest Notwithstanding Conversion. If a Holder converts a Note, then the Company will not adjust the Conversion Rate to account for any accrued and unpaid interest on such Note, and, except as provided in Section 5.02(D), the Company’s delivery of the Conversion Consideration due in respect of such conversion will be deemed to fully satisfy and discharge the Company’s obligation to pay the principal of, and accrued and unpaid interest, if any, on, such Note. As a result, except as provided in Section 5.02(D), any accrued and unpaid interest on a converted Note will be deemed to be paid in full rather than cancelled, extinguished or forfeited.

Section 5.04. Reserve and Status of Common Stock Issued upon Conversion.

(A)    Stock Reserve. At all times when any Notes are outstanding, the Company will reserve, out of its authorized but unissued and unreserved shares of Common Stock, a number of shares of Common Stock sufficient to permit the conversion of all then-outstanding Notes, assuming the Conversion Rate is increased by the maximum amount pursuant to which the Conversion Rate may be increased pursuant to Section 5.07.

(B)    Status of Conversion Shares; Listing. Each Conversion Share, if any, delivered upon conversion of any Note will be duly and validly issued, fully paid, non-assessable, free from preemptive rights and free of any lien or adverse claim (except to the extent of any lien or adverse claim created by the action or inaction of the Holder of such Note or the Person to whom such Conversion Share will be delivered). If the Common Stock is then listed on any securities exchange, or quoted on any inter-dealer quotation system, then the Company will cause each Conversion Share, when delivered upon conversion of any Note, to be admitted for listing on such exchange or quotation on such system.

Section 5.05. Adjustments to the Conversion Rate.

(A)    Events Requiring an Adjustment to the Conversion Rate. The Conversion Rate will be adjusted from time to time as follows:

(i)       Stock Dividends, Splits and Combinations. If the Company issues solely shares of Common Stock as a dividend or distribution on all or substantially all shares of the Common Stock, or if the Company effects a stock split or a stock combination of the Common Stock (in each case excluding an issuance solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply), then the Conversion Rate will be adjusted based on the following formula:

where:

CR0 = the Conversion Rate in effect immediately before the Close of Business on the record date for such dividend or distribution, or immediately before the Open of Business on the effective date of such stock split or stock combination, as applicable;

CR1 = the Conversion Rate in effect immediately after the Close of Business on such record date or the Open of Business on such effective date, as applicable;

OS0 = the number of shares of Common Stock outstanding immediately before the Close of Business on such record date or immediately before the Open of Business on such effective date, as applicable, without giving effect to such dividend, distribution, stock split or stock combination, as applicable; and

OS1 = the number of shares of Common Stock outstanding immediately after giving effect to such dividend, distribution, stock split or stock combination.

If any dividend, distribution, stock split or stock combination of the type described in this Section 5.05(A)(i) is declared or announced, but not so paid or made, then the Conversion Rate will be readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution or to effect such stock split or stock combination, to the Conversion Rate that would then be in effect had such dividend, distribution, stock split or stock combination not been declared or announced.

(ii)     Rights, Options and Warrants. If the Company distributes, to all or substantially all holders of Common Stock, rights, options or warrants (other than rights issued pursuant to a stockholder rights plan, to which the provisions set forth in Sections 5.05(A)(iii)(1) and 5.05(F) will apply) entitling such holders, for a period of not more than forty-five (45) calendar days after the record date of such distribution, to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the record date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such record date;

OS =	the number of shares of Common Stock outstanding immediately before the Close of Business on such record date;

X =	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =	a number of shares of Common Stock obtained by dividing (x) the aggregate price payable to exercise such rights, options or warrants by (y) the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date such distribution is announced.

To the extent such rights, options or warrants are not so distributed, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of only the rights, options or warrants, if any, actually distributed. In addition, to the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants (including as a result of such rights, options or warrants not being exercised), the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the increase to the Conversion Rate for such distribution been made on the basis of delivery of only the number of shares of Common Stock actually delivered upon exercise of such rights, option or warrants.

For purposes of this Section 5.05(A)(ii), in determining whether any rights, options or warrants entitle holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share that is less than the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before the date the distribution of such rights, options or warrants is announced, and in determining the aggregate price payable to exercise such rights, options or warrants, there will be taken into account any consideration the Company receives for such rights, options or warrants and any amount payable on exercise thereof, with the value of such consideration, if not cash, to be determined by the Company in good faith.

(iii)    Spin-Offs and Other Distributed Property.

(1)     Distributions Other than Spin-Offs. If the Company distributes shares of its Capital Stock, evidences of its indebtedness or other assets or property of the Company, or rights, options or warrants to acquire Capital Stock of the Company or other securities, to all or substantially all holders of the Common Stock, excluding:

(u) dividends, distributions, rights, options or warrants for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(i) or 5.05(A)(ii);

(v) dividends or distributions paid exclusively in cash for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iv);

(w) rights issued or otherwise distributed pursuant to a stockholder rights plan, except to the extent provided in Section 5.05(F);

(x) Spin-Offs for which an adjustment to the Conversion Rate is required (or would be required without regard to Section 5.05(C)) pursuant to Section 5.05(A)(iii)(2);

(y) a distribution solely pursuant to a tender offer or exchange offer for shares of Common Stock, as to which the provisions described in Section 5.05(A)(v) will apply; and

(z) a distribution solely pursuant to a Common Stock Change Event, as to which Section 5.09 will apply, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the record date for such distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such record date;

SP =	the average of the Last Reported Sale Prices per share of Common Stock for the ten (10) consecutive Trading Days ending on, and including, the Trading Day immediately before such record date; and

FMV =	the fair market value (as determined by the Company in good faith), as of such record date, of the shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants distributed per share of Common Stock pursuant to such distribution;

If, however, FMV is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such distribution, at the same time and on the same terms as holders of Common Stock, and without having to covert its Notes, the amount and kind of shares of Capital Stock, evidences of indebtedness, assets, property, rights, options or warrants that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such distribution is not so paid or made, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the distribution, if any, actually made or paid.

(2)     Spin-Offs. If the Company distributes or dividends shares of Capital Stock of any class or series, or similar equity interests, of or relating to an Affiliate or Subsidiary or other business unit of the Company to all or substantially all holders of the Common Stock (other than solely pursuant to (x) a Common Stock Change Event, as to which Section 5.09 will apply; or (y) a tender offer or exchange offer for shares of Common Stock, as to which the provisions described in Section 5.05(A)(v) will apply),), and such Capital Stock or equity interests are listed or quoted (or will be listed or quoted upon the consummation of the transaction) on a U.S. national securities exchange (a “Spin-Off”), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the last Trading Day of the Spin-Off Valuation Period for such Spin-Off;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Spin-Off Valuation Period;

FMV =	the product of (x) the average of the Last Reported Sale Prices per share or unit of the Capital Stock or similar equity interests distributed in such Spin-Off over the ten (10) consecutive Trading Day period (the “Spin-Off Valuation Period”) beginning on, and including, the Ex-Dividend Date for such Spin-Off (such average to be determined as if references to Common Stock in the definitions of Last Reported Sale Price, Trading Day and Market Disruption Event were instead references to such Capital Stock or equity interests); and (y) the number of shares or units of such Capital Stock or similar equity interests distributed per share of Common Stock in such Spin-Off; provided that if there is no Last Reported Sale Price of the capital stock or similar equity interest distributed to holders of Common Stock on such Ex-Dividend Date, the “Spin-off Valuation Period” shall be the 10 consecutive Trading Day period after, and including, the first date such Last Reported Sale Price is available; and

SP =	the average of the Last Reported Sale Prices per share of Common Stock for each Trading Day in the Spin-Off Valuation Period.

Notwithstanding anything to the contrary, if the Conversion Date for a Note occurs during the Spin-Off Valuation Period for such Spin-Off, then, solely for purposes of determining the consideration due in respect of such conversion, such Spin-Off Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Ex-Dividend Date for such Spin-Off to, and including, such Conversion Date.

To the extent any dividend or distribution of the type set forth in this Section 5.05(A)(iii)(2) is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(iv)   Cash Dividends or Distributions. If any cash dividend or distribution is made to all or substantially all holders of Common Stock, then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the record date for such dividend or distribution;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on such record date for such dividend or distribution;

SP =	the Last Reported Sale Price per share of Common Stock on the Trading Day immediately before such record date for such dividend or distribution;

D =	the cash amount distributed per share of Common Stock in such dividend or distribution;

If, however, D is equal to or greater than SP, then, in lieu of the foregoing adjustment to the Conversion Rate, each Holder will receive, for each $1,000 principal amount of Notes held by such Holder on the record date for such dividend or distribution, at the same time and on the same terms as holders of Common Stock, and without having to convert its Notes, the amount of cash that such Holder would have received if such Holder had owned, on such record date, a number of shares of Common Stock equal to the Conversion Rate in effect on such record date.

To the extent such dividend or distribution is declared but not made or paid, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the dividend or distribution, if any, actually made or paid.

(v)     Tender Offers or Exchange Offers. If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for shares of Common Stock that is subject to the then-applicable tender offer rules under the Exchange Act (other than an odd-lot tender offer that satisfies the requirements of Rule 13e-4(h)(5), or any successor rule), and the value (determined as of the Expiration Time by the Company in good faith) of the cash and other consideration paid per share of Common Stock in such tender or exchange offer exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day immediately after the last date (the “Expiration Date”) on which tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended), then the Conversion Rate will be increased based on the following formula:

where:

CR0 =	the Conversion Rate in effect immediately before the Close of Business on the Last Trading Day of the Tender/Exchange Offer Valuation Period such tender or exchange offer expires;

CR1 =	the Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the Tender/Exchange Offer Valuation Period;

AC =	the aggregate value (determined as of the time (the “Expiration Time”) such tender or exchange offer expires by the Company in good faith) of all cash and other consideration paid for shares of Common Stock purchased or exchanged in such tender or exchange offer;

OS0 =	the number of shares of Common Stock outstanding immediately before the Expiration Time (including all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1 =	the number of shares of Common Stock outstanding immediately after the Expiration Time (excluding all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP =	the average of the Last Reported Sale Prices per share of Common Stock over the 10 consecutive Trading Day period (the “Tender/Exchange Offer Valuation Period”) beginning on, and including, the Trading Day immediately after the Expiration Date;

provided, however, that the Conversion Rate will in no event be adjusted down pursuant to this Section 5.05(A)(v), except to the extent provided in the immediately following paragraph. Notwithstanding anything to the contrary, if the Conversion Date for a Note occurs during the Tender/Exchange Offer Valuation Period for such tender or exchange offer, then solely for purposes of determining the consideration due in respect of such conversion , such Tender/Exchange Offer Valuation Period will be deemed to consist of the Trading Days occurring in the period from, and including, the Trading Day immediately after the Expiration Date to, and including, such Conversion Date.

To the extent such tender or exchange offer is announced but not consummated (including as a result of the Company being precluded from consummating such tender or exchange offer under applicable law), or any purchases or exchanges of shares of Common Stock in such tender or exchange offer are rescinded, the Conversion Rate will be readjusted to the Conversion Rate that would then be in effect had the adjustment been made on the basis of only the purchases or exchanges of shares of Common Stock, if any, actually made, and not rescinded, in such tender or exchange offer.

(B)    No Adjustments in Certain Cases.

(i)    Where Holders Participate in the Transaction or Event Without Conversion. Notwithstanding anything to the contrary in Section 5.05(A), the Company will not be obligated to adjust the Conversion Rate on account of a transaction or other event otherwise requiring an adjustment pursuant to Section 5.05(A) (other than a stock split or combination of the type set forth in Section 5.05(A)(i) or a tender or exchange offer of the type set forth in Section 5.05(A)(v)) if each Holder participates, at the same time and on the same terms as holders of Common Stock, and solely by virtue of being a Holder of Notes, in such transaction or event without having to convert such Holder’s Notes and as if such Holder held a number of shares of Common Stock equal to the product of (i) the Conversion Rate in effect on the related record date; and (ii) the aggregate principal amount (expressed in thousands) of Notes held by such Holder on such date.

(ii)   Certain Events. The Company will not be required to adjust the Conversion Rate except as provided in Section 5.05 or Section 5.07. Without limiting the foregoing, the Company will not be obligated to adjust the Conversion Rate on account of:

(1)     except as otherwise provided in Section 5.05, the sale of shares of Common Stock for a purchase price that is less than the market price per share of Common Stock or less than the Conversion Price;

(2)     the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any such plan;

(3)     the issuance of any shares of Common Stock or options or rights to purchase shares of Common Stock pursuant to any present or future employee, director or consultant benefit or incentive plan or program (including pursuant to any “evergreen” provision thereof) of, or assumed by, the Company or any of its Subsidiaries;

(4)     the issuance of any shares of Common Stock pursuant to any option, warrant, right or convertible, exercisable or exchangeable security of the Company outstanding as of the Issue Date;

(5)     a third-party tender offer, other than a tender offer that is subject to Section 5.05(A)(v).

(6)     the repurchase of any shares of Common Stock pursuant to an open market share purchase program or other buyback transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buyback transaction, in each case that is not subject to Section 5.05(A)(v);

(7)     a change in the par value (or lack of par value) of the Common Stock; or

(8)     accrued and unpaid interest on the Notes.

(C)    Adjustment Deferral. If an adjustment to the Conversion Rate otherwise required by this Article 5 would result in a change of less than one percent (1%) to the Conversion Rate, then, notwithstanding anything to the contrary in this Article 5, the Company may, at its election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least one percent (1%) to the Conversion Rate; (ii) the Conversion Date of any Note; (iii) the date a Fundamental Change or Make-Whole Fundamental Change occurs; and (iv) the date the Company calls any Notes for Redemption.

(D)  Adjustments Not Yet Effective. Notwithstanding anything to the contrary in the Indenture or the Notes, if:

(i)      a Note is to be converted;

(ii)     the record date, effective date or expiration time for any event that requires an adjustment to the Conversion Rate has occurred on or before the Conversion Date for such conversion, but an adjustment to the Conversion Rate for such event has not yet become effective as of such Conversion Date;

(iii)    the Conversion Consideration due upon such conversion includes any whole shares of Common Stock; and

(iv)   such shares are not entitled to participate in such event (because they were not held on the related record date or otherwise),

then, solely for purposes of such conversion, the Company will, without duplication, give effect to such adjustment on such Conversion Date, and, for the avoidance of doubt, such shares will not be entitled to participate in such event. In such case, if the date on which the Company is otherwise required to deliver the consideration due upon such conversion is before the first date on which the amount of such adjustment can be determined, then the Company will delay the settlement of such conversion until the second (2nd) Business Day after such first date.

(E)    [Reserved].

(F)     Stockholder Rights Plans. If any shares of Common Stock are to be issued upon conversion of any Note and, at the time of such conversion, the Company has in effect any stockholder rights plan, then the Holder of such Note will be entitled to receive, in addition to, and concurrently with the delivery of, the Conversion Consideration otherwise payable under the Indenture upon such conversion, the rights set forth in such stockholder rights plan, unless such rights have separated from the Common Stock at such time, in which case, and only in such case, the Conversion Rate will be adjusted pursuant to Section 5.05(A)(iii)(1) on account of such separation as if, at the time of such separation, the Company had made a distribution of the type referred to in such Section to all holders of the Common Stock, subject to readjustment in accordance with such Section if such rights expire, terminate or are redeemed.

(G)    Limitation on Effecting Transactions Resulting in Certain Adjustments. The Company will not engage in or be a party to any transaction or event that would require the Conversion Rate to be adjusted pursuant to Section 5.05(A) or Section 5.07 to an amount that would result in the Conversion Price per share of Common Stock being less than the par value per share of Common Stock.

(H)   Equitable Adjustments to Last Reported Sale Prices. Whenever any provision of the Indenture requires the Company to calculate the average of the Last Reported Sale Prices, or any function thereof, over a span of multiple days (including to calculate the Stock Price or an adjustment to the Conversion Rate), the Company will make proportionate adjustments, if any, to such calculations to account for any adjustment to the Conversion Rate pursuant to Section 5.05(A)(i) that becomes effective, or any event requiring such an adjustment to the Conversion Rate where the Ex-Dividend Date, record date or effective date, as applicable, of such event occurs, at any time during the period over which such average is to be calculated.

(I)      Calculation of Number of Outstanding Shares of Common Stock. For purposes of Section 5.05(A), the number of shares of Common Stock outstanding at any time will (i) include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock; and (ii) exclude shares of Common Stock held in the Company’s treasury (unless the Company pays any dividend or makes any distribution on shares of Common Stock held in its treasury).

(J)      Calculations. All calculations with respect to the Conversion Rate and adjustments thereto will be made to the nearest 1/10,000th of a share of Common Stock (with 5/100,000ths rounded upward).

(K)    Notice of Conversion Rate Adjustments. Upon the effectiveness of any adjustment to the Conversion Rate pursuant to Section 5.05(A), the Company will promptly send notice to the Holders, the Trustee and the Conversion Agent containing (i) a brief description of the transaction or other event on account of which such adjustment was made; (ii) the Conversion Rate in effect immediately after such adjustment; and (iii) the effective time of such adjustment.

Section 5.06. Voluntary Adjustments.

(A)    Generally. To the extent permitted by law and applicable stock exchange rules, the Company, from time to time, may (but is not required to) increase the Conversion Rate by any amount if (i) the Board of Directors determines that such increase is either (x) in the best interest of the Company; or (y) advisable to avoid or diminish any income tax imposed on holders of Common Stock or rights to purchase Common Stock as a result of any dividend or distribution of shares (or rights to acquire shares) of Common Stock or any similar event; (ii) such increase is in effect for a period of at least twenty (20) Business Days; and (iii) such increase is irrevocable during such period.

(B)    Notice of Voluntary Increases. If the Board of Directors determines to increase the Conversion Rate pursuant to this Section 5.06, then, on or before the effective date of such increase, the Company will send notice to the Trustee, the Conversion Agent and each Holder of such increase, the amount thereof and the period during which such increase will be in effect.

Section 5.07. Adjustments to the Conversion Rate in Connection with a Make-Whole Fundamental Change.

(A)    Generally. If a Make-Whole Fundamental Change occurs and the Conversion Date for the conversion of a Note occurs during the related Make-Whole Fundamental Change Conversion Period, then, subject to this Section 5.07, the Conversion Rate applicable to such conversion will be increased by a number of shares (the “Additional Shares”) set forth in the table below corresponding (after interpolation as provided in, and subject to, the provisions below) to the Make-Whole Fundamental Change Effective Date and the Stock Price of such Make-Whole Fundamental Change:

Make-Whole Fundamental Change Effective Date	Stock Price
	$2.36	$2.51	$2.66	$3.06	$3.45	$4.25	$5.75	$7.50	$10.00	$20.00	$25.00
May 31, 2023	47.0810	47.0810	47.0810	47.0810	47.0810	35.8934	17.9609	8.7522	3.1322	0.1422	0.0000
June 15, 2024	47.0810	47.0810	47.0810	47.0810	47.0810	30.3169	14.3783	6.6455	2.1622	0.1422	0.0000
June 15, 2025	47.0810	47.0810	47.0810	47.0810	38.7947	17.8698	9.8218	4.2189	1.1722	0.1422	0.0000
June 15, 2026	47.0810	47.0810	47.0810	35.6725	23.8157	11.7757	4.5000	1.8455	0.3822	0.1422	0.0000
June 15, 2027	47.0810	21.7586	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

If such Make-Whole Fundamental Change Effective Date or Stock Price is not set forth in the table above, then:

(i)       if such Stock Price is between two Stock Prices in the table above or the Make-Whole Fundamental Change Effective Date is between two Make-Whole Fundamental Change Effective Dates in the table above, then the number of Additional Shares will be determined by a straight-line interpolation between the numbers of Additional Shares set forth for the higher and lower Stock Prices in the table above and/or the earlier and later Make-Whole Fundamental Change Effective Date in the table above, based on a 365- or 366-day year, as applicable; and

(ii)     if the Stock Price is greater than $25.00 (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table above are adjusted pursuant to Section 5.07(B)), or less than $2.36 (subject to adjustment in the same manner), per share, then no Additional Shares will be added to the Conversion Rate.

Notwithstanding anything to the contrary in the Indenture or the Notes, in no event will the Conversion Rate be increased to an amount that exceeds 423.7288 shares of Common Stock per $1,000 principal amount of Notes, which amount is subject to adjustment in the same manner as, and at the same time and for the same events for which, the Conversion Rate is required to be adjusted pursuant to Section 5.05(A).

In the event that the Conversion Date for the conversion of a Note occurs during a Make-Whole Fundamental Change Conversion Period relating to both a Make-Whole Fundamental Change resulting from the Company’s calling Notes for redemption and another Make-whole Fundamental Change, then, solely for purposes of that conversion, such Conversion Date will be deemed to occur only during the period relating to the Make-Whole Fundamental Change with the earlier Make-Whole Fundamental Change Effective Date. In such case, the Make-Whole Fundamental Change with the later Make-Whole Fundamental Change Effective Date will be deemed not to occur for purposes of such conversion.

(B)    Adjustment of Stock Prices and Additional Shares. The Stock Prices in the first row (i.e., the column headers) of the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Price is adjusted as a result of the operation of Section 5.05(A). The numbers of Additional Shares in the table set forth in Section 5.07(A) will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.07(A).

(C)    Notice of the Occurrence of a Make-Whole Fundamental Change. If a Make-Whole Fundamental Change occurs pursuant to clause (i) of the definition thereof, then, promptly and in no event later than the Business Day immediately after the Make-Whole Fundamental Change Effective Date of such Make-Whole Fundamental Change, the Company shall notify the Holders of the occurrence of such Make-Whole Fundamental Change and of such Make-Whole Fundamental Change Effective Date. The Company shall provide notice of a Make-Whole Fundamental Change that occurs pursuant to clause (ii) of the definition thereof in the manner described in Section 4.03.

(D)    Settlement of Cash Make-Whole Fundamental Changes. For the avoidance of doubt, if holders of Common Stock receive solely cash in a Make-Whole Fundamental Change, then, pursuant to Section 5.09, conversions of Notes will thereafter be settled no later than the second (2nd) Business Day after the relevant Conversion Date.

Section 5.08. Reserved.

Section 5.09. Effect of Common Stock Change Event.

(A)    Generally. If there occurs any:

(i)       recapitalization, reclassification or change of the Common Stock (other than (x) changes solely resulting from a subdivision or combination of the Common Stock, (y) a change only in par value or from par value to no par value or no par value to par value or (z) stock splits and stock combinations that do not involve the issuance of any other series or class of securities);

(ii)     consolidation, merger, combination or binding or statutory share exchange involving the Company;

(iii)    sale, lease or other transfer of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person; or

(iv)   other similar event,

and, as a result of which, the Common Stock is converted into, or is exchanged for, or represents solely the right to receive, other securities, cash or other property, or any combination of the foregoing (such an event, a “Common Stock Change Event,” and such other securities, cash or property, the “Reference Property,” and the amount and kind of Reference Property that a holder of one (1) share of Common Stock would be entitled to receive on account of such Common Stock Change Event (without giving effect to any arrangement not to issue or deliver a fractional portion of any security or other property), a “Reference Property Unit”), then, notwithstanding anything to the contrary in the Indenture or the Notes,

(1)     from and after the effective time of such Common Stock Change Event, (I) the Conversion Consideration due upon conversion of any Note will be determined in the same manner as if each reference to any number of shares of Common Stock in this Article 5 (or in any related definitions) were instead a reference to the same number of Reference Property Units; (II) for purposes of Section 4.03, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; and (III) for purposes of the definition of “Fundamental Change” and “Make-Whole Fundamental Change,” the terms “Common Stock” and “common equity” will be deemed to mean the common equity, if any, forming part of such Reference Property

(2)     if such Reference Property Unit consists entirely of cash, then (i) each conversion of any Note with a Conversion Date that occurs on or after the effective date of such Common Stock Change Event will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being converted, equal to the product of (x) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.07, if applicable); and (y) the amount of cash constituting such Reference Property Unit; and (ii) the Company shall settle each such conversion no later than the second Business Day after the relevant Conversion Date; and

(3)     for these purposes, the Last Reported Sale Price of any Reference Property Unit or portion thereof that does not consist of a class of securities, will be the fair value of such Reference Property Unit or portion thereof, as applicable, determined in good faith by the Company (or, in the case of cash denominated in U.S. dollars, the face amount thereof).

If the Reference Property consists of more than a single type of consideration to be determined based in part upon any form of stockholder election, then the composition of the Reference Property Unit will be deemed to be the weighted average of the types and amounts of consideration actually received, per share of Common Stock, by the holders of Common Stock. The Company will notify Holders, the Trustee and the Conversion Agent of such weighted average as soon as practicable after such determination is made.

At or before the effective time of such Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event (the “Successor Person”) will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F), which supplemental indenture will give effect to the provisions of this Section 5.09(A) and contain such other provisions as the Company reasonably determines are appropriate to preserve the economic interests of the Holders. If such Reference Property includes, in whole or in part, any stock or other securities, then such supplemental indenture will, to the extent applicable, provide for subsequent adjustments to the Conversion Rate in a manner consistent with Section 5.05. In addition, if the Reference Property includes, in whole or in part, shares of stock or other securities or assets (other than cash or cash equivalents) of a Person other than the Successor Person, then such other Person will also execute such supplemental indenture and such supplemental indenture will contain such additional provisions the Company reasonably determines are appropriate to preserve the economic interests of the Holders.

(B)    Notice of Common Stock Change Events. No later than the effective date of each Common Stock Change Event, the Company will notify the Holders, the Trustee and the Conversion Agent of such Common Stock Change Event, including a brief description of such Common Stock Change Event, its effective date and a brief description of the anticipated change in the conversion right of the Notes.

(C)    Compliance Covenant. The Company will not become a party to any Common Stock Change Event unless its terms are consistent with this Section 5.09.

Section 5.10. Conversion Agent.

(A)    Notwithstanding anything to the contrary in the Indenture:

(i)       neither the Trustee nor the Conversion Agent shall at any time be under any duty or responsibility to any Holder to determine the Conversion Rate (or any adjustment thereto) or whether any facts exist that may require any adjustment (including any increase) of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein, in making the same;

(ii)     the Trustee the Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and the Conversion Agent make no representations with respect thereto; and

(iii)    neither the Trustee nor the Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article.

(B)    Without limiting the generality of the foregoing, neither the Trustee nor the Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained herein entered into relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Notes after any event referred to herein or to any adjustment to be made with respect thereto, but, may accept (without any independent investigation) as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officer’s Certificate with respect thereto.

Article 6
SUCCESSORS

This Article 6 will apply to the Notes in lieu of Article 10 of the Base Indenture, which will be deemed to be replaced with this Article 6, mutatis mutandis.

Section 6.01. When the Company May Merge, Etc.

(A)    Generally. The Company will not consolidate with or merge with or into, or (directly, or indirectly through one or more of its Subsidiaries) sell, lease or otherwise transfer, in one transaction or a series of transactions, all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to another Person (a “Business Combination Event”), unless:

(i)       the resulting, surviving or transferee Person either (x) is the Company or (y) if not the Company, is a corporation (the “Successor Corporation”) duly organized and existing under the laws of the United States of America, any State thereof or the District of Columbia that expressly assumes (by executing and delivering to the Trustee, at or before the effective time of such Business Combination Event, a supplemental indenture pursuant to Section 8.01(E)) all of the Company’s obligations under the Indenture and the Notes; and

(ii)     immediately after giving effect to such Business Combination Event, no Default or Event of Default will have occurred and be continuing.

Section 6.02. Successor Corporation Substituted.

At the effective time of any Business Combination Event that complies with Section 6.01, the Successor Corporation (if not the Company) will succeed to, and may exercise every right and power of, the Company under the Indenture and the Notes with the same effect as if such Successor Corporation had been named as the Company in the Indenture and the Notes, and, except in the case of a lease, the predecessor Company will be discharged from its obligations under the Indenture and the Notes.

Section 6.03. Exclusion for Asset Transfers with Wholly Owned Subsidiaries.

Notwithstanding anything to the contrary in this Article 6, the provisions of this Article 6 shall not apply to any transfer of assets between or among the Company and any one or more of the Company’s Wholly Owned Subsidiaries not effected by means of a consolidation or merger.

Article 7
DEFAULTS AND REMEDIES

This Article 7 will apply to the Notes in lieu of Article 6 of the Base Indenture, which will be deemed to be replaced with this Article 7, mutatis mutandis.

Section 7.01. Events of Default.

(A)    Definition of Events of Default. “Event of Default” means the occurrence of any of the following:

(i)       a default in the payment when due (whether at maturity, upon Redemption or Repurchase Upon Fundamental Change or otherwise) of the principal of, or the Redemption Price or the Fundamental Change Repurchase Price for, any Note;

(ii)     a default for thirty (30) days in the payment when due of interest on any Note;

(iii)    the Company’s failure to deliver, when required by the Indenture, a Fundamental Change Notice or notice pursuant to Section 5.07(C), and such failure continues for five (5) Business Days;

(iv)   a default in the Company’s obligation to convert a Note in accordance with Article 5, upon the exercise of the conversion right with respect thereto and such failure continues for three (3) Business Days;

(v)     a default in the Company’s obligations under Article 6;

(vi)   a default in any of the Company’s obligations or agreements under the Indenture or the Notes (other than a default set forth in clause (i), (ii), (iii), (iv) or (v) of this Section 7.01(A)) where such default is not cured or waived within sixty (60) days after notice to the Company by the Trustee, or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then Outstanding, which notice must specify such default, demand that it be remedied and state that the such notice is a “Notice of Default”;

(vii)  a default by the Company or any of its Significant Subsidiaries with respect to any one or more mortgages, agreements or other instruments under which there is outstanding, or by which there is secured or evidenced, any indebtedness for money borrowed of at least twenty million dollars ($20,000,000) (or its foreign currency equivalent) in the aggregate of the Company or any of its Significant Subsidiaries, whether such indebtedness exists as of the Issue Date or is thereafter created, where such default:

(1)     constitutes a failure to pay the principal of any of such indebtedness when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise; or

(2)     results in such indebtedness becoming or being declared due and payable before its stated maturity (an “Acceleration”),

and, in either case, such Acceleration has not been rescinded or annulled or such failure to pay or default is not cured or waived, or such indebtedness is not paid or discharged in full, within thirty (30) days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding;

(viii) one or more final judgments being rendered against the Company or any of its Significant Subsidiaries for the payment of at least twenty million dollars ($40,000,000) (or its foreign currency equivalent) in the aggregate (excluding any amounts covered by insurance), where such judgment is not discharged or stayed within sixty (60) days after (i) the date on which the right to appeal the same has expired, if no such appeal has commenced; or (ii) the date on which all rights to appeal have been extinguished; and

(ix)   the Company or any of its Significant Subsidiaries, pursuant to or within the meaning of any Bankruptcy Law, either:

(1)     commences a voluntary case or proceeding;

(2)     consents to the entry of an order for relief against it in an involuntary case or proceeding;

(3)     consents to the appointment of a custodian of it or for any substantial part of its property;

(4)     makes a general assignment for the benefit of its creditors;

(5)     takes any comparable action under any foreign Bankruptcy Law; or

(6)     generally is not paying its debts as they become due; or

(x)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that either:

(1)     is for relief against Company or any of its Significant Subsidiaries in an involuntary case or proceeding;

(2)     appoints a custodian of the Company or any of its Significant Subsidiaries, or for any substantial part of the property of the Company or any of its Significant Subsidiaries;

(3)     orders the winding up or liquidation of the Company or any of its Significant Subsidiaries; or

(4)     grants any similar relief under any foreign Bankruptcy Law, and, in each case under this Section 7.01(A)(x), such order or decree remains unstayed and in effect for at least sixty (60) days.

(B)    Cause Irrelevant. Each of the events set forth in Section 7.01(A) will constitute an Event of Default regardless of the cause thereof or whether voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(C)    Trustee Knowledge of Default. If a default or Event of Default occurs and is continuing and is actually known to a responsible officer of the Trustee, then the Trustee must notify the Holders of the same within 90 days after it occurs or, if it is not known to the Trustee at such time, promptly (and in any event within 30 days) after it becomes actually known to a responsible officer of the Trustee. However, except in the case of a default or Event of Default in the payment of the principal of, or interest on, any Note, the Trustee may withhold such notice if and for so long as it in good faith determines that withholding such notice is in the interests of Holders.

Section 7.02. Acceleration.

(A)    Automatic Acceleration in Certain Circumstances. If an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) occurs with respect to the Company (and not solely with respect to a Significant Subsidiary of the Company), then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding will immediately become due and payable without any further action or notice by any Person.

(B)    Optional Acceleration. Subject to Section 7.03, if an Event of Default (other than an Event of Default set forth in Section 7.01(A)(ix) or 7.01(A)(x) with respect to the Company and not solely with respect to a Significant Subsidiary of the Company) occurs and is continuing, then the Trustee, by notice to the Company, or Holders of at least twenty five percent (25%) of the aggregate principal amount of Notes then outstanding, by notice to the Company and the Trustee, may declare the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding to become due and payable immediately.

(C)    Rescission of Acceleration. Notwithstanding anything to the contrary in the Indenture or the Notes, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by notice to the Company and the Trustee, may, on behalf of all Holders, rescind any acceleration of the Notes and its consequences if (i) such rescission would not conflict with any judgment or decree of a court of competent jurisdiction; (ii) all existing Events of Default (except the non-payment of principal of, or interest on, the Notes that has become due solely because of such acceleration) have been cured or waived; and (iii) all fees and expenses of the Trustee (including that of its counsel) incurred as a result of such default shall have been paid. No such rescission will affect any subsequent Default or impair any right consequent thereto.

Section 7.03. Sole Remedy for a Failure to Report.

(A)    Generally. Notwithstanding anything to the contrary in the Indenture or the Notes, the Company may elect that the sole remedy for any Event of Default (a “Reporting Event of Default”) pursuant to Section 7.01(A)(vi) arising from the Company’s failure to comply with Section 3.02 (including the Company’s obligations under Section 314(a)(1) of the Trust Indenture Act) will, for each of the first three hundred and sixty five (365) calendar days on which a Reporting Event of Default has occurred and is continuing, consist exclusively of the accrual of Special Interest on the Notes. If the Company has made such an election, then (i) the Notes will be subject to acceleration pursuant to Section 7.02 on account of the relevant Reporting Event of Default from, and including, the three hundred and sixty sixth (366th) calendar day on which a Reporting Event of Default has occurred and is continuing or if the Company fails to pay any accrued and unpaid Special Interest when due; and (ii) Special Interest will cease to accrue on any Notes from, and including, the earlier of (x) the date such Event of Default is cured or waived and (y) such three hundred and sixty sixth (366th) calendar day (it being understood that interest on any defaulted Special Interest will nonetheless accrue pursuant to Section 2.04(B)).

(B)    Amount and Payment of Special Interest. Any Special Interest that accrues on a Note pursuant to Section 7.03(A) will be payable on the same dates and in the same manner as the Stated Interest on such Note and will accrue at a rate per annum equal to one quarter of one percent (0.25%) of the principal amount thereof for the first one hundred and eighty (180) days on which Special Interest accrues and, thereafter, at a rate per annum equal to one half of one percent (0.50%) of the principal amount thereof from the one hundred eighty first (181st) day to, and including, the three hundred sixty fifth (365th) day on which Special Interest accrues; provided, however, that in no event will Special Interest accrue on any day on a Note at a rate per annum that exceeds one half of one percent (0.50%), regardless of the number of events or circumstances giving rise to the accrual of Special Interest. For the avoidance of doubt, any Special Interest that accrues on a Note will be in addition to the Stated Interest that accrues on such Note.

(C)    Notice of Election. To make the election set forth in Section 7.03(A), the Company must send to the Holders, the Trustee and the Paying Agent, before the date on which each Reporting Event of Default first occurs, a notice that (i) briefly describes the report(s) that the Company failed to file with or furnish to the SEC; (ii) states that the Company is electing that the sole remedy for such Reporting Event of Default consist of the accrual of Special Interest; and (iii) briefly describes the periods during which and rate at which Special Interest will accrue and the circumstances under which the Notes will be subject to acceleration on account of such Reporting Event of Default.

(D)    No Effect on Other Events of Default. No election pursuant to this Section 7.03 with respect to a Reporting Event of Default will affect the rights of any Holder with respect to any other Event of Default, including with respect to any other Reporting Event of Default.

Section 7.04. Other Remedies.

(A)    Trustee May Pursue All Remedies. If an Event of Default occurs and is continuing, then the Trustee may pursue any available remedy to collect the payment of any amounts due with respect to the Notes or to enforce the performance of any provision of the Indenture or the Notes.

(B)    Procedural Matters. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in such proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy following an Event of Default will not impair the right or remedy or constitute a waiver of, or acquiescence in, such Event of Default. All remedies will be cumulative to the extent permitted by law.

Section 7.05. Waiver of Past Defaults.

An Event of Default pursuant to clause (i), (ii), (iv) or (vi) of Section 7.01(A) (that, in the case of clause (vi) only, results from a Default under any covenant that cannot be amended without the consent of each affected Holder), and a Default that could lead to such an Event of Default, can be waived only with the consent of each affected Holder. Each other Default or Event of Default may be waived, on behalf of all Holders, by the Holders of a majority in aggregate principal amount of the Notes then Outstanding. If an Event of Default is so waived, then it will cease to exist. If a Default is so waived, then it will be deemed to be cured and any Event of Default arising therefrom will be deemed not to occur. However, no such waiver will extend to any subsequent or other Default or Event of Default or impair any right arising therefrom.

Section 7.06. Control by Majority.

Holders of a majority in aggregate principal amount of the Notes then Outstanding may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law, the Indenture or the Notes, or that, subject to Section 7.01 of the Base Indenture, the Trustee determines may be unduly prejudicial to the rights of other Holders or may involve the Trustee in liability, unless the Trustee is offered security and indemnity satisfactory to the Trustee against any loss, liability or expense to the Trustee that may result from the Trustee’s following such direction.

Section 7.07. Limitation on Suits.

No Holder may pursue any remedy with respect to the Indenture or the Notes (except to enforce (x) its rights to receive the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or interest on, any Notes; or (y) the Company’s obligations to convert any Notes pursuant to Article 5), unless:

(A)    such Holder has previously delivered to the Trustee written notice that an Event of Default is continuing;

(B)    Holders of at least twenty five percent (25%) in aggregate principal amount of the Notes then outstanding deliver a written request to the Trustee to pursue such remedy;

(C)    such Holder or Holders offer and, if requested, provide to the Trustee security or indemnity satisfactory to the Trustee against any loss, liability, claim or expense to the Trustee that may result from the Trustee’s following such request;

(D)    the Trustee does not comply with such request within sixty (60) calendar days after its receipt of such request and such offer of security or indemnity; and

(E)    during such sixty (60) calendar day period, Holders of a majority in aggregate principal amount of the Notes then outstanding do not deliver to the Trustee a direction that is inconsistent with such request.

A Holder of a Note may not use the Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. The Trustee will have no duty to determine whether any Holder’s use of the Indenture complies with the preceding sentence.

Section 7.08. Absolute Right of Holders to Institute Suit for the Enforcement of the Right to Receive Payment and Conversion Consideration.

Notwithstanding anything to the contrary in the Indenture or the Notes, but without limiting the provisions of Section 8.01, the right of each Holder of a Note to receive payment or delivery, as applicable, of the principal of, or the Redemption Price, the Fundamental Change Repurchase Price for, or any interest on, or the Conversion Consideration due pursuant to Article 5 upon conversion of, such Note on or after the respective due dates therefor, or to bring suits for the enforcement of any such payment or delivery on or after such respective due dates, provided in the Indenture and the Notes, will not be impaired or affected without the consent of such Holder.

Section 7.09. Collection Suit by Trustee.

The Trustee will have the right, upon the occurrence and continuance of an Event of Default pursuant to clause (i), (ii) or (iv) of Section 7.01(A), to recover judgment in its own name and as trustee of an express trust against the Company for the total unpaid or undelivered principal of, or Redemption Price or Fundamental Change Repurchase Price for, or interest on, or Conversion Consideration due pursuant to Article 5 upon conversion of, the Notes, as applicable, and, to the extent lawful, any Default Interest on any Defaulted Amounts, and such further amounts sufficient to cover the costs and expenses of collection, including all amounts owed to it under Section 7.06 of the Base Indenture.

Section 7.10. Trustee May File Proofs of Claim.

The Trustee has the right to (A) file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes) or its creditors or property and (B) collect, receive and distribute any money or other property payable or deliverable on any such claims. Each Holder authorizes any custodian in such proceeding to make such payments to the Trustee, and, if the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to the Trustee for the reasonable compensation, expenses, disbursements and advances of the Trustee, and its agents and counsel, and any other amounts payable to the Trustee pursuant to Section 7.06 of the Base Indenture. To the extent that the payment of any such compensation, expenses, disbursements, advances and other amounts out of the estate in such proceeding, is denied for any reason, payment of the same will be secured by a lien on, and will be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding (whether in liquidation or under any plan of reorganization or arrangement or otherwise). Nothing in the Indenture will be deemed to authorize the Trustee to authorize, consent to, accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 7.11. Priorities.

The Trustee will pay or deliver in the following order any money or other property that it collects pursuant to this Article 7:

First: to the Trustee and any Note Agent and their respective agents and attorneys for amounts due hereunder, including payment of all fees, compensation, expenses and liabilities incurred, indemnification, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for unpaid amounts or other property due on the Notes, including the principal of, or the Redemption Price or Fundamental Change Repurchase Price for, or any interest on, or any Conversion Consideration due upon conversion of, the Notes, ratably, and without preference or priority of any kind, according to such amounts or other property due and payable on all of the Notes; and

Third: to the Company or such other Person as a court of competent jurisdiction directs.

The Trustee may fix a record date and payment date for any payment or delivery to the Holders pursuant to this Section 7.11, in which case the Trustee will instruct the Company to, and the Company will, deliver, at least fifteen (15) calendar days before such record date, to each Holder and the Trustee a notice stating such record date, such payment date and the amount of such payment or nature of such delivery, as applicable.

Section 7.12. Undertaking for Costs.

In any suit for the enforcement of any right or remedy under the Indenture or the Notes or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court, in its discretion, may (A) require the filing by any litigant party in such suit of an undertaking to pay the costs of such suit, and (B) assess reasonable costs (including reasonable attorneys’ fees) against any litigant party in such suit, having due regard to the merits and good faith of the claims or defenses made by such litigant party; provided, however, that this Section 7.12 does not apply to any suit by the Trustee, any suit by a Holder pursuant to Section 7.08 or any suit by one or more Holders of more than ten percent (10%) in aggregate principal amount of the Notes then outstanding.

Article 8
AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01 and Section 8.02 will apply to the Notes in lieu of Section 9.01 and Section 9.02, respectively, of the Base Indenture, which will be deemed to be replaced with Section 8.01 and Section 8.02, respectively, mutatis mutandis.

Section 8.01. Without the Consent of Holders.

Notwithstanding anything to the contrary in Section 8.02, the Company and the Trustee may amend or supplement the Indenture or the Notes without the consent of any Holder to:

(A)    cure any ambiguity or correct any omission, defect or inconsistency in the Indenture or the Notes;

(B)    add guarantees with respect to the Company’s obligations under the Indenture or the Notes;

(C)    secure the Notes;

(D)    add to the Company’s covenants or Events of Default for the benefit of the Holders or surrender any right or power conferred on the Company;

(E)    provide for the assumption of the Company’s obligations under the Indenture and the Notes pursuant to, and in compliance with, Article 6;

(F)     enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 in connection with a Common Stock Change Event;

(G)    evidence or provide for the acceptance of the appointment, under the Indenture, of a successor trustee, registrar, paying agent or conversion agent or facilitate the administration of the trusts under the Indenture by more than one trustee;

(H)   conform the provisions of the Indenture and the Notes to the “Description of Notes” section of the Company’s Preliminary Prospectus Supplement, dated May 25, 2023, as supplemented by the related Pricing Term Sheet, dated May 25, 2023, and filed by the Company as a free writing prospectus with the SEC through the EDGAR system on May 26, 2023;

(I)      provide for or confirm the issuance of additional Notes pursuant to Section 2.02(B);

(J)      increase the Conversion Rate as provided in the Indenture;

(K)    comply with any requirement of the SEC in connection with effecting or maintaining qualification of the Indenture or any supplemental indenture under the Trust Indenture Act, as then in effect;

(L)    comply with the rules of the Depositary for the Notes in a manner that does not adversely affect the rights of any Holder; or

(M)  make any other change to the Indenture or the Notes that does not, individually or in the aggregate with all other such changes, adversely affect the rights of the Holders, as such, in any material respect as determined by the Company in good faith.

Section 8.02. With the Consent of Holders.

(A)    Generally. Subject to Sections 8.01, 7.05 and 7.08 and the immediately following sentence, the Company and the Trustee may, with the consent of the Holders of a majority in aggregate principal amount of the Notes then Outstanding, amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes. Notwithstanding anything to the contrary in the foregoing sentence, without the consent of each affected Holder, no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may:

(i)       reduce the principal amount, or extend the stated maturity, of any Note;

(ii)      reduce the Redemption Price or Fundamental Change Repurchase Price for any Note or change the times at which, or the circumstances under which, the Notes may or will be redeemed or repurchased by the Company;

(iii)     reduce the rate, or extend the time for the payment, of interest on any Note;

(iv)     make any change that adversely affects the conversion rights of any Note;

(v)      impair the absolute rights of any Holder set forth in Section 7.08 (as such section is in effect on the Issue Date);

(vi)     change the ranking of the Notes;

(vii)    make any Note payable in money, or at a place of payment, other than that stated in the Indenture or the Note;

(viii)   reduce the amount of Notes whose Holders must consent to any amendment, supplement, waiver or other modification; or

(ix)      make any direct or indirect change to any amendment, supplement, waiver or modification provision of the Indenture or the Notes that requires the consent of each affected Holder.

For the avoidance of doubt, pursuant to clauses (i), (ii), (iii) and (iv) of this Section 8.02(A), no amendment or supplement to the Indenture or the Notes, or waiver of any provision of the Indenture or the Notes, may change the amount or type of consideration due on any Note (whether on an Interest Payment Date, Redemption Date, Fundamental Change Repurchase Date or the Maturity Date or upon conversion, or otherwise), or the date(s) or time(s) such consideration is payable or deliverable, as applicable, without the consent of each affected Holder.

(B)    Holders Need Not Approve the Particular Form of any Amendment. A consent of any Holder pursuant to this Section 8.02 need approve only the substance, and not necessarily the particular form, of the proposed amendment, supplement or waiver.

Section 8.03. Notice of Amendments, Supplements and Waivers.

Promptly after any amendment, supplement or waiver pursuant to Section 8.01 or 8.02 becomes effective, the Company will send to the Holders and the Trustee notice that (A) describes the substance of such amendment, supplement or waiver in reasonable detail and (B) states the effective date thereof. The failure to send, or the existence of any defect in, such notice will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.04. Notations and Exchanges.

If any amendment, supplement or waiver changes the terms of a Note, then the Trustee or the Company may, in its discretion, require the Holder of such Note to deliver such Note to the Trustee so that the Trustee may place an appropriate notation prepared by the Company on such Note and return such Note to such Holder. Alternatively, at its discretion, the Company may, in exchange for such Note, issue, execute and deliver, and the Trustee will authenticate, in each case in accordance with Section 2.04 of the Base Indenture, a new Note that reflects the changed terms. The failure to make any appropriate notation or issue a new Note pursuant to this Section 8.04 will not impair or affect the validity of such amendment, supplement or waiver.

Section 8.05. Execution of Amendments, Supplements and Waivers.

For any amendment, supplement or waiver permitted by this Article or the modifications thereby of the trusts created by this Indenture or the Notes, the Trustee shall receive, and shall be fully protected in relying upon, an Officer’s Certificate and an Opinion of Counsel, each stating that the execution of such amendment, supplement or waiver is authorized or permitted by this Indenture and the Notes and, with respect to such Opinion of Counsel, that such amended or supplemental indenture is a valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject to customary conditions). The Trustee may, but shall not be obligated to, enter into any such amendment, supplement or waiver which affects the Trustee’s own rights, duties, privileges, protections, indemnities or immunities under this Indenture or otherwise.

Article 9
SATISFACTION AND DISCHARGE

This Article 9 will apply to the Notes in lieu of Article 11 of the Base Indenture, which will be deemed to be replaced with this Article 9, mutatis mutandis.

Section 9.01. Termination of Company’s Obligations.

The Indenture will be discharged, and will cease to be of further effect as to all Notes issued under the Indenture, when:

(A)    all Notes then outstanding (other than Notes replaced pursuant to Section 2.07 of the Base Indenture) have (i) been delivered to the Trustee for cancellation; or (ii) become due and payable (whether on a Redemption Date, a Fundamental Change Repurchase Date, the Maturity Date, upon conversion or otherwise) for an amount of cash or Conversion Consideration, as applicable, that has been fixed;

(B)    the Company has caused there to be irrevocably deposited with the Trustee, or with the Paying Agent (or, with respect to Conversion Consideration, the Conversion Agent), in each case for the benefit of the Holders, or has otherwise caused there to be delivered to the Holders, cash (or, with respect to Notes to be converted, Conversion Consideration) sufficient to satisfy all amounts or other property due on all Notes then outstanding (other than Notes replaced pursuant to Section 2.07 of the Base Indenture) and all obligations under the Indenture;

(C)    the Company has paid all other amounts payable by it under the Indenture; and provided, however, that Section 7.06 of the Base Indenture and Section 10.01 will survive such discharge and, until no Notes remain outstanding, Section 2.08 of the Base Indenture and the obligations of the Trustee, the Paying Agent and the Conversion Agent with respect to money or other property deposited with them will survive such discharge.

At the Company’s request, upon the Company’s delivery to the Trustee of an Officer’s Certificate and an Opinion of Counsel, each stating that the conditions precedent to the discharge of the Indenture have been satisfied, the Trustee will acknowledge the satisfaction and discharge of the Indenture.

Section 9.02. Repayment to Company.

Subject to applicable unclaimed property law, the Trustee, the Paying Agent and the Conversion Agent will promptly notify the Company if there exists (and, at the Company’s request, promptly deliver to the Company) any cash, Conversion Consideration or other property held by any of them for payment or delivery on the Notes that remain unclaimed two (2) years after the date on which such payment or delivery was due. After such delivery to the Company, the Trustee, the Paying Agent and the Conversion Agent will have no further liability to any Holder with respect to such cash, Conversion Consideration or other property, and Holders entitled to the payment or delivery of such cash, Conversion Consideration or other property must look to the Company for payment as a general creditor of the Company.

Section 9.03. Reinstatement.

If the Trustee, the Paying Agent or the Conversion Agent is unable to apply any cash or other property deposited with it pursuant to Section 9.01 because of any legal proceeding or any order or judgment of any court or other governmental authority that enjoins, restrains or otherwise prohibits such application, then the discharge of the Indenture pursuant to Section 9.01 will be rescinded; provided, however, that if the Company thereafter pays or delivers any cash or other property due on the Notes to the Holders thereof, then the Company will be subrogated to the rights of such Holders to receive such cash or other property from the cash or other property, if any, held by the Trustee, the Paying Agent or the Conversion Agent, as applicable.

Article 10
MISCELLANEOUS

Section 10.01. Notices.

Any notice or communication by the Company or the Trustee to the other will be deemed to have been duly given if in writing and delivered in person or by first class mail (registered or certified, return receipt requested), facsimile transmission, electronic transmission or other similar means of unsecured electronic communication or overnight air courier guaranteeing next day delivery, or to the other’s address, which initially is as follows:

If to the Company:

Tilray Brands, Inc.
265 Talbot Street West

Leamington, Ontario N8H 4H3
Attention: Chief Financial Officer
Copy to: General Counsel

with a copy (which will not constitute notice) to:

DLA Piper LLP (US)
1251 6th Avenue
New York, NY 10020
Attention: Christopher Giordano

If to the Trustee:

Computershare Trust Company, N.A.
6200 South Quebec Street
Greenwood Village, CO 80111
Attention: Corporate Trust Office - Tilray Brands

with a copy (which will not constitute notice) to:

Perkins Coie LLP
1155 Avenue of the Americas, 22nd Floor
New York, New York 10036-2711
Attention: Ronald Sarubbi

The Company or the Trustee, by notice to the other, may designate additional or different addresses (including facsimile numbers and electronic addresses) for subsequent notices or communications.

All notices and communications (other than those sent to Holders) will be deemed to have been duly given: (A) at the time delivered by hand, if personally delivered; (B) five (5) Business Days after being deposited in the mail, postage prepaid, if mailed; (C) when receipt acknowledged, if transmitted by facsimile, electronic transmission or other similar means of unsecured electronic communication; and (D) the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery; provided that any notice to the Trustee or any Note Agent shall be deemed given upon actual receipt by the Trustee or such Note Agent.

All notices or communications required to be made to a Holder pursuant to the Indenture must be made in writing and will be deemed to be duly sent or given in writing if mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery, to its address shown on the Register; provided, however, that a notice or communication to a Holder of a Global Note may, but need not, instead be sent pursuant to the Depositary Procedures (in which case, such notice will be deemed to be duly sent or given in writing). The failure to send a notice or communication to a Holder, or any defect in such notice or communication, will not affect its sufficiency with respect to any other Holder.

If the Trustee is then acting as the Depositary’s custodian for the Notes, then, at the reasonable request of the Company to the Trustee, the Trustee will cause any notice prepared by the Company to be sent to any Holder(s) pursuant to the Depositary Procedures, provided such request is evidenced in a Company Order delivered, together with the text of such notice, to the Trustee at least two (2) Business Days before the date such notice is to be so sent. For the avoidance of doubt, such Company Order need not be accompanied by an Officer’s Certificate or Opinion of Counsel, except as otherwise provided in Section 4.03. The Trustee will not have any liability relating to the contents of any notice that it sends to any Holder pursuant to any such Company Order.

If a notice or communication is mailed or sent in the manner provided above within the time prescribed, it will be deemed to have been duly given, whether or not the addressee receives it.

Notwithstanding anything to the contrary in the Indenture or the Notes, (A) whenever any provision of the Indenture requires a party to send notice to another party, no such notice need be sent if the sending party and the recipient are the same Person acting in different capacities; and (B) whenever any provision of the Indenture requires a party to send notice to more than one receiving party, and each receiving party is the same Person acting in different capacities, then only one such notice need be sent to such Person.

Section 10.02. Rules by the Trustee, the Registrar and The Paying Agent.

The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions. All rights, powers, protections, immunities and indemnities afforded to the Trustee, in each capacity, under the Base Indenture shall apply to the Trustee, in such applicable capacity, as if the same were set forth herein mutatis mutandis.

Section 10.03. No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 10.04. Governing Law; Waiver of Jury Trail.

This Section 10.04 will, with respect to the Notes, supersede Section 13.05 of the Base Indenture in its entirety. THE INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THE INDENTURE OR THE NOTES, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THE INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED BY THE INDENTURE OR THE NOTES.

Section 10.05. Submission to Jurisdiction.

Any legal suit, action or proceeding arising out of or based upon the Indenture or the transactions contemplated by the Indenture may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York, in each case located in the City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to the Company’s address set forth in Section 10.01 will be effective service of process for any such suit, action or proceeding brought in any such court. Each of the Company, the Trustee and each Holder (by its acceptance of any Note) irrevocably and unconditionally waives any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waives and agrees not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

Section 10.06. No Adverse Interpretation of Other Agreements.

Neither the Indenture nor the Notes may be used to interpret any other indenture, note, loan or debt agreement of the Company or its Subsidiaries or of any other Person, and no such indenture, note, loan or debt agreement may be used to interpret the Indenture or the Notes.

Section 10.07. Successors.

All agreements of the Company in the Indenture and the Notes will bind its successors. All agreements of the Trustee in the Indenture will bind its successors.

Section 10.08. Force Majeure.

The Trustee and each Note Agent will not incur any liability for any failure or delay in the performance of any duty, obligation or responsibility under the Indenture or the Notes by reason of any occurrence beyond its control (including, without limitation, any act or provision of any present or future law or regulation or governmental authority, strikes, work stoppages, accidents, acts of God or war, civil unrest, local or national disturbances or disasters, nuclear or natural catastrophes, acts of terrorism, epidemics, pandemics, disease, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility), or other causes reasonably beyond its control; it being understood that the Trustee and each Note Agent shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 10.09. U.S.A. Patriot Act.

The Company acknowledges that, in accordance with Section 326 of the U.S.A. PATRIOT Act, the Trustee, like all financial institutions, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The Company agrees to provide the Trustee with such information as it may request to enable the Trustee to comply with the U.S.A. PATRIOT Act.

Section 10.10. Calculations.

Except as otherwise provided in the Indenture, the Company will be responsible for making all calculations called for under the Indenture or the Notes, including, but not limited to, determinations of the Last Reported Sale Price, accrued interest on the Notes, any Special Interest due on the Notes and the Conversion Rate.

The Company will make all calculations in good faith, and, absent manifest error, its calculations will be final and binding on all Holders. The Company will provide a schedule of its calculations to the Trustee and the Conversion Agent, upon which the Trustee and the Conversion Agent shall be able to conclusively rely upon, and each of the Trustee and the Conversion Agent may rely conclusively on the accuracy of the Company’s calculations without independent verification. The Company will promptly forward a copy of each such schedule to a Holder upon its written request therefor.

For the avoidance of doubt, neither the Trustee nor the Conversion Agent will have any responsibility to make any calculations called for under the Indenture, nor will the Trustee or the Conversion Agent be charged with knowledge of or have any duties to monitor the Stock Price. The Trustee and the Conversion Agent may rely conclusively on the calculations and information provided to them by the Company as to the Last Reported Sale Price and any other calculations made hereunder.

Section 10.11. Severability.

If any provision of the Indenture or the Notes is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of the Indenture or the Notes will not in any way be affected or impaired thereby.

Section 10.12. Counterparts.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually or electronically executed counterpart.

Section 10.13. Table of Contents, Headings, Etc.

The table of contents and the headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of the Indenture and will in no way modify or restrict any of the terms or provisions of the Indenture.

Section 10.14. Tax Matters.

Each Holder of a Note agrees that, in the event that it is deemed to have received a distribution that is subject to U.S. federal income tax as a result of an adjustment or the non-occurrence of an adjustment to the Conversion Rate, any resulting withholding taxes (including backup withholding) may be withheld from interest and payments upon conversion, repurchase, redemption, or maturity of the Notes. In addition, each Holder of a Note agrees that if any withholding taxes (including backup withholding) are paid on behalf of such Holder, then those withholding taxes may be set off against payments of cash or the delivery of other Conversion Consideration, if any, in respect of the Notes (or, in some circumstances, any payments on the Common Stock) or sales proceeds received by, or other funds or assets of, such Holder.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, the parties to this Supplemental Indenture have caused this Supplemental Indenture to be duly executed as of the date first written above.

TILRAY BRANDS, INC.

By:	/s/ Carl Merton
Name: Carl Merton
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Jerry Urbanek
Name: Jerry Urbanek
Title: Trust Officer

[Signature Page to Supplemental Indenture]

EXHIBIT A

FORM OF NOTE

[Insert Global Note Legend, if applicable]

TILRAY BRANDS, INC.

5.20% Convertible Senior Notes due 2027

CUSIP No.: [___]	Certificate No. [___]
ISIN No.: [___]

Tilray Brands, Inc., a Delaware corporation, for value received, promises to pay to [Cede & Co.], or its registered assigns, the principal sum of [   ] dollars ($[   ]) [(as revised by the attached Schedule of Exchanges of Interests in the Global Note)]† on June 15, 2027 and to pay interest thereon, as provided in the Indenture referred to below, until the principal and all accrued and unpaid interest are paid or duly provided for.

Interest Payment Dates:	June 15 and December 15 of each year, commencing on [__].
Regular Record Dates:	June 1 and December 1.

Additional provisions of this Note are set forth on the other side of this Note.

[The Remainder of This Page Intentionally Left Blank; Signature Page Follows]

† Insert bracketed language for Global Notes only.

IN WITNESS WHEREOF, Tilray Brands, Inc. has caused this instrument to be duly executed as of the date set forth below.

TILRAY BRANDS, INC.

Date: [__], 20[__]	By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

Computershare Trust Company, N.A., as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

Date: [__], 20[__]	By:
Authorized Signatory

Computershare Trust Company, N.A.

5.20% Convertible Senior Notes due 2027

This Note is one of a duly authorized issue of notes of Tilray Brands, Inc., a Delaware corporation (the “Company”), designated as its 5.20% Convertible Senior Notes due 2027 (the “Notes”), all issued or to be issued pursuant to an indenture (the “Base Indenture”), dated as of May 31, 2023, between the Company and Computershare Trust Company, N.A., as trustee, as supplemented by a Supplemental Indenture (the “Supplemental Indenture,” and, such Base Indenture, as supplemented by the First Supplemental Indenture, and as the same may be further amended from time to time with respect to the Notes, the “Indenture”), dated as of May 31, 2023, between the Company and Computershare Trust Company, N.A., as trustee. Capitalized terms used in this Note without definition have the respective meanings ascribed to them in the Indenture.

The Indenture sets forth the rights and obligations of the Company, the Trustee and the Holders and the terms of the Notes. Notwithstanding anything to the contrary in this Note, to the extent that any provision of this Note conflicts with the provisions of the Indenture, the provisions of the Indenture will control.

1. Interest. This Note will accrue interest at a rate and in the manner set forth in Section 2.04 of the Supplemental Indenture. Stated Interest on this Note will begin to accrue from, and including, May 31, 2023.

2. Maturity. This Note will mature on June 15, 2027, unless earlier repurchased, redeemed or converted.

3. Method of Payment. Cash amounts due on this Note will be paid in the manner set forth in Section 2.03 of the Supplemental Indenture.

4. Persons Deemed Owners. The Holder of this Note will be treated as the owner of this Note for all purposes.

5. Denominations; Transfers and Exchanges. All Notes will be in registered form, without coupons, in principal amounts equal to any Authorized Denominations. Subject to the terms of the Indenture, the Holder of this Note may transfer or exchange this Note by presenting it to the Registrar and delivering any required documentation or other materials.

6. Right of Holders to Require the Company to Repurchase Notes upon a Fundamental Change. If a Fundamental Change occurs, then each Holder will have the right to require the Company to repurchase such Holder’s Notes (or any portion thereof in an Authorized Denomination) for cash in the manner, and subject to the terms, set forth in Section 4.02 of the Supplemental Indenture.

7. Right of the Company to Redeem the Notes. The Company will have the right to redeem the Notes for cash in the manner, and subject to the terms, set forth in Section 4.03 of the Supplemental Indenture.

8. Conversion. The Holder of this Note may convert this Note into Conversion Consideration in the manner, and subject to the terms, set forth in Article 5 of the Supplemental Indenture.

9. When the Company May Merge, Etc. Article 6 of the Supplemental Indenture places limited restrictions on the Company’s ability to be a party to a Business Combination Event.

10. Defaults and Remedies. If an Event of Default occurs, then the principal amount of, and all accrued and unpaid interest on, all of the Notes then outstanding may (and, in certain circumstances, will automatically) become due and payable in the manner, and subject to the terms, set forth in Article 7 of the Supplemental Indenture.

11. Amendments, Supplements and Waivers. The Company and the Trustee may amend or supplement the Indenture or the Notes or waive compliance with any provision of the Indenture or the Notes in the manner, and subject to the terms, set forth in Article 8 of the Supplemental Indenture.

12. No Personal Liability of Directors, Officers, Employees and Stockholders. No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, will have any liability for any obligations of the Company under the Indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each Holder waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

13. Authentication. No Note will be valid until it is authenticated by the Trustee. A Note will be deemed to be duly authenticated only when an authorized signatory of the Trustee (or a duly appointed authenticating agent) manually signs the certificate of authentication of such Note.

14. Abbreviations. Customary abbreviations may be used in the name of a Holder or its assignee, such as TEN COM (tenants in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (custodian), and U/G/M/A (Uniform Gift to Minors Act).

15. Governing Law. THIS NOTE, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS NOTE, WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

* * *

To request a copy of the Indenture, which the Company will provide to any Holder at no charge, please send a written request to the following address:

Tilray Brands, Inc.
265 Talbot Street West

Leamington, Ontario N8H 4H3
Attention: Chief Financial Officer

CONVERSION NOTICE

TILRAY BRANDS, INC.

5.20% Convertible Senior Notes due 2027

Subject to the terms of the Indenture, by executing and delivering this Conversion Notice, the undersigned Holder of the Note identified below directs the Company to convert (check one):

☐	the entire principal amount of
☐	$_* aggregate principal amount of

the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that if the Conversion Date of a Note to be converted is after a Regular Record Date and before the next Interest Payment Date, then such Note, when surrendered for conversion, must, in certain circumstances, be accompanied with an amount of cash equal to the interest that would have accrued on such Note to, but excluding, such Interest Payment Date.

Date: [__], 20[__]
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

TILRAY BRANDS, INC.

5.20% Convertible Senior Notes due 2027

Subject to the terms of the Indenture, by executing and delivering this Fundamental Change Repurchase Notice, the undersigned Holder of the Note identified below is exercising its Fundamental Change Repurchase Right with respect to (check one):

☐	the entire principal amount of

☐	$_* aggregate principal amount of the Note identified by CUSIP No. and Certificate No. .

The undersigned acknowledges that this Note, duly endorsed for transfer, must be delivered to the Paying Agent before the Fundamental Change Repurchase Price will be paid.

Date: ____________________
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

*	Must be an Authorized Denomination.

ASSIGNMENT FORM

TILRAY BRANDS, INC.

3.25% Convertible Senior Notes due 2027

Subject to the terms of the Indenture, the undersigned Holder of the within Note assigns to:

Name:

Address:

Social security or tax identification number:

the within Note and all rights thereunder irrevocably appoints:  ___________________________________________________

as agent to transfer the within Note on the books of the Company. The agent may substitute another to act for him/her.

Date: ____________________
(Legal Name of Holder)

By:
Name:
Title:

Signature Guaranteed:

Participant in a Recognized Signature Guarantee Medallion Program

By:
Authorized Signatory

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

INITIAL PRINCIPAL AMOUNT OF THIS GLOBAL NOTE: $[___]

The following exchanges, transfers or cancellations of this Global Note have been made:

Date	Amount of Increase (Decrease) in Principal Amount of this Global Note	Principal Amount of this Global Note After Such Increase (Decrease)	Signature of Authorized Signatory of Trustee

*	Insert for Global Notes only.

EXHIBIT B

FORM OF GLOBAL NOTE LEGEND

THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS THE OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE, AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE HEREINAFTER REFERRED TO.

B-1